Exhibit 10.2
EXECUTION VERSION

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT
AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of May 31, 2023, by and among LYONDELLBASELL INDUSTRIES N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands (the “Company”), LYB AMERICAS FINANCE COMPANY LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Company, the “Borrowers” and each, a “Borrower”), the Lenders (as defined below) party hereto and the Administrative Agent (as defined below), which amends that certain SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time prior to the effectiveness of this Amendment, the “Existing Credit Agreement” and as modified by this Amendment, the “Credit Agreement”) dated as of November 23, 2021, among the Borrowers, the various institutions from time to time party thereto as lenders and L/C Issuers (the “Lenders”) and CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrowers have requested that the Lenders agree to amend certain provisions of the Existing Credit Agreement as set forth herein;
WHEREAS, Section 9.10 of the Existing Credit Agreement permits the Existing Credit Agreement to be amended from time to time by the Borrowers, the Administrative Agent and the Lenders; and
WHEREAS, the Borrowers, the Administrative Agent and each Lender desire to amend the Existing Credit Agreement on the terms set forth herein;
NOW, THEREFORE, it is agreed:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Credit Agreement.
SECTION 2. Amendments. The Borrowers and the Administrative Agent agree that, effective as of the Amendment Effective Date (as defined below):
(a) the Existing Credit Agreement is hereby amended as set forth in Exhibit A attached hereto such that all of the newly inserted bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and any formatting changes attached hereto shall be deemed to be inserted in the text of the Credit Agreement and all of the deleted stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted from the text of the Existing Credit Agreement;
(b) Exhibit B to the Existing Credit Agreement is amended and replaced in its entirety with Exhibit B attached hereto; and
(c) Exhibit C to the Existing Credit Agreement is amended and replaced in its entirety with Exhibit C attached hereto.
1

SECTION 3. Conditions to Effectiveness of Amendment. This Amendment shall become a binding agreement of the parties hereto and the agreements set forth herein, and the amendments set forth in Section 2 shall each become effective on the date on which the Administrative Agent (or its counsel) shall have received from the Borrowers and each of the Lenders either (a) a counterpart of this Amendment signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include email or facsimile transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment (such date, the “Amendment Effective Date”). The Administrative Agent shall notify the Borrowers and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding absent manifest error.
SECTION 4. Effects on Loan Documents. This Amendment shall constitute a “Loan Document” for purposes of the Credit Agreement and the other Loan Documents. From and after the Amendment Effective Date, all references to the Existing Credit Agreement and each of the other Loan Documents shall be deemed to be references to the Credit Agreement. Except as expressly amended pursuant to the terms hereof, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain unamended and not waived and shall continue to be in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents.
SECTION 5. Benchmark Transition Matters.
(a) Notwithstanding anything to the contrary contained herein or in any other Loan Documents, all Eurocurrency Loans (as defined in the Existing Credit Agreement) denominated in U.S. Dollars that are outstanding or have been requested under the Existing Credit Agreement as of the Amendment Effective Date (collectively, the “Existing LIBOR Loans”) shall continue to bear interest at a rate per annum equal to the sum of (i) the LIBOR Rate (as defined in the Existing Credit Agreement) applicable for such existing Interest Period (as defined in the Existing Credit Agreement) (the “Existing Interest Period”) plus (ii) the Applicable Margin applicable to such Existing LIBOR Loan immediately prior to giving effect to this Amendment until the last day of Existing Interest Period. Thereafter, all such Existing Loans shall be converted to SOFR Loans in accordance with the Credit Agreement; provided that in no event shall an Existing Loan be permitted to be continued as a Eurocurrency Loan after the termination or expiration of the Existing Interest Period.
(b) Subject to any express limitations set forth in the immediately preceding clause (a), the terms of the Existing Credit Agreement in respect of the administration of Eurocurrency Loans (solely with respect to the Existing LIBOR Loans) shall remain in effect from and after the Amendment Effective Date until the last day of the applicable Existing Interest Period, in each case, solely for purposes of administering the Existing LIBOR Loans (including, without limitation, with respect to the payment of interest accrued thereon, determination of breakage fees and other related subject matter set forth in the Existing Credit Agreement).
SECTION 6. Miscellaneous.
(a) The Borrowers represent and warrant to the Lenders and the Administrative Agent that (i) the representations and warranties set forth in Article 4 of the Credit Agreement (other than the representations and warranties set forth in Section 4.05, Section 4.06 and Section 4.18 of the Credit Agreement) are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall to the extent so qualified be true and correct in all respects) as of the date hereof, except to the extent the same expressly relate to an earlier date with respect to which such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall to the extent so qualified be true and correct in all respects) as of such earlier date and (ii) no Default exists on the Amendment Effective Date.
(b) The provisions of Sections 9.15 (Treatment of Certain Information; Confidentiality); 9.21 (Governing Law; Jurisdiction; Etc.); and 9.22 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference as if fully set forth herein, mutatis mutandis.
2

SECTION 7. Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[Signature pages follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LYONDELLBASELL INDUSTRIES N.V.,
as the Company

By:	/s/ Donny Chia
Name:	Donny Chia
Title:	Authorized Person

LYB AMERICAS, FINANCE COMPANY LLC,
as the Co-Borrower

By:	/s/Brendan J. Dalton
Name:	Brendan J. Dalton
Title:	Assistant Treasurer

Signature Page to Amendment No 1. to Credit Agreement

CITIBANK, N.A., as Administrative Agent,
a Swing Line Lender, an L/C Issuer and a Lender

By:	/s/ Michael Vondriska
Name:	Michael Vondriska
Title:	Vice President

Signature Page to Amendment No 1. to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender, an L/C Issuer, and a Swing Line Lender

By:	/s/ Nathan R. Rantala
Name:	Nathan R. Rantala
Title:	Managing Director

Signature Page to Amendment No 1. to Credit Agreement

Bank of America, N.A., as a Lender

By:	/s/ Bettina Buss
Name:	Bettina Buss
Title:	Director

Signature Page to Amendment No 1. to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director

By:	/s/ Marko Lukin
Name:	Marko Lukin
Title:	Vice President

Signature Page to Amendment No 1. to Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Will Price
Name:	Will Price
Title:	Vice President

Signature Page to Amendment No 1. to Credit Agreement

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Executive Director

Signature Page to Amendment No 1. to Credit Agreement

MORGAN STANLEY BANK, N.A. as a Lender

By:	/s/ Rikin Pandya
Name:	Rikin Pandya
Title:	Authorized Signatory

Signature Page to Amendment No 1. to Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Signature Page to Amendment No 1. to Credit Agreement

CREDIT SUISSE AG, NEW YORK BRANCH as a Lender

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Authorized Signatory

By:	/s/ Wing Yee Lee-Cember
Name:	Wing Yee Lee-Cember
Title:	Authorized Signatory

Signature Page to Amendment No 1. to Credit Agreement

ING Bank N.V., Dublin Branch, as a Lender

By:	/s/Sean Hassett
Name:	Sean Hassett
Title:	Director

By:	/s/ Cormac Langford
Name:	Cormac Langford
Title:	Director

Signature Page to Amendment No 1. to Credit Agreement

UNICREDIT BANK AG, as a Lender

By:	/s/ Carl Josef Schulte
Name:	Carl Josef Schulte
Title:	Managing Director

By:	/s/ Simone Faber
Name:	Simone Faber
Title:	Director

Signature Page to Amendment No 1. to Credit Agreement

Goldman Sachs Bank USA, as a Lender

By:	/s/ Keshia Leday
Name:	Keshia Leday
Title:	Authorized Signatory

Signature Page to Amendment No 1. to Credit Agreement

MUFG Bank, Ltd. as a Lender

By:	/s/ Jorge Georgalos
Name:	Jorge Georgalos
Title:	Director

Signature Page to Amendment No 1. to Credit Agreement

PNC Bank, National Association, as a Lender

By:	/s/ Mark H. Wolf
Name:	Mark H. Wolf
Title:	Senior Vice President

Signature Page to Amendment No 1. to Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Jun Ashley
Name:	Jun Ashley
Title:	Director

Signature Page to Amendment No 1. to Credit Agreement

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH as a Lender

By:	/s/ Alex Franks
Name:	Alex Franks
Title:	Director

Signature Page to Amendment No 1. to Credit Agreement

Agricultural Bank of China Limited, New York Branch, as a Lender

By:	/s/ Nelson Chou
Name:	Nelson Chou
Title:	Senior Vice President & Head of Corporate Banking Department

Signature Page to Amendment No 1. to Credit Agreement

Bank of China, New York Branch, as a Lender

By:	/s/ Raymond Qiao
Name:	Raymond Qiao
Title:	Executive Vice President

Signature Page to Amendment No 1. to Credit Agreement

STANDARD CHARTERED BANK, as a Lender

By:	/s/ Kristopher Tracy
Name:	Kristopher Tracy
Title:	Director, Financing Solutions

Signature Page to Amendment No 1. to Credit Agreement

The Toronto-Dominion Bank, New York Branch, as a Lender

By:	/s/ Victoria Roberts
Name:	Victoria Roberts
Title:	Authorized Signatory

Signature Page to Amendment No 1. to Credit Agreement

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Yipeng Zhang
Name:	Yipeng Zhang
Title:	Vice President

Signature Page to Amendment No 1. to Credit Agreement

The Northern Trust Company, as a Lender

By:	/s/ Keith L. Burson
Name:	Keith L. Burson
Title:	Senior Vice President

Signature Page to Amendment No 1. to Credit Agreement

Exhibit A
~~EXECUTION VERSION~~
Conformed through that certain Amendment No. 1 dated as of May 31, 2023

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

among

LYONDELLBASELL INDUSTRIES N.V.
and
LYB AMERICAS FINANCE COMPANY LLC,
as Borrowers,
VARIOUS LENDERS AND L/C ISSUERS
FROM TIME TO TIME PARTY HERETO
and

CITIBANK, N.A.,
as Administrative Agent,

CITIBANK, N.A., WELLS FARGO SECURITIES LLC, BofA SECURITIES, INC.,
DEUTSCHE BANK SECURITIES INC., JPMORGAN CHASE BANK, N.A., MIZUHO
BANK, LTD. and MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Lead Arrangers and Joint Bookrunners,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent,

and

BANK OF AMERICA, N.A., Deutsche Bank Securities Inc., JPMORGAN CHASE
BANK, N.A., MIZUHO BANK, LTD. and MORGAN STANLEY SENIOR FUNDING, INC.,
as Documentation Agents

November 23, 2021

-i-

-ii-

-iii-

-iv-

EXHIBITS AND SCHEDULES

Exhibit A	—	Form of Swing Line Loan Notice
Exhibit B	—	Form of Notice of Borrowing
Exhibit C	—	Form of Notice of Continuation/Conversion
Exhibit D-1	—	Form of Revolving Note
Exhibit D-2	—	Form of Swing Line Note
Exhibit E	—	Form of Termination Date Extension Request
Exhibit F	—	Form of Assignment and Assumption
Exhibit G	—	Form of Guaranty
Exhibit H	—	Forms of Tax Compliance Certificates
Exhibit I	—	Form of Letter of Credit Report
Exhibit J	—	Form of Consent to Extend Expiry Date for Letter of Credit

Schedule 1(a)	—	Commitments
Schedule 4.11	—	Significant Subsidiaries
Schedule 9.07	—	Administrative Agent’s Office; Certain Addresses for Notices

i

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This Second Amended and Restated Credit Agreement is entered into as of November 23, 2021, by and among LYONDELLBASELL INDUSTRIES N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands (the “Company”), LYB AMERICAS FINANCE COMPANY LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Company, the “Borrowers” and each, a “Borrower”), the various institutions from time to time party to this Agreement as Lenders and L/C Issuers and CITIBANK, N.A., as Administrative Agent.
RECITALS:
A. The Borrowers, Bank of America, N.A., as the administrative agent (in such capacity, the “Existing Administrative Agent”), swing line lender and an L/C issuer thereunder, and the Existing Lenders are parties to the Existing Credit Agreement.
B. The Borrowers have requested that the Existing Credit Agreement be amended and restated in its entirety as set forth in this Agreement wherein the Lenders would provide a credit facility under which revolving credit loans may be made to either Borrower denominated in either U.S. Dollars or Euros, letters of credit denominated in either U.S. Dollars or Euros may be issued for the account of the Company or any Subsidiary and swing line loans may be made to either Borrower by Wells Fargo Bank, if denominated in U.S. Dollars, and Citibank, if denominated in Euros (such credit facility, the “Facility”).
C. The Lenders are willing to amend and restate the Existing Credit Agreement and provide the Facility as set forth in this Agreement.
The parties hereto hereby agree as follows:
ARTICLE 1
DEFINITIONS; INTERPRETATION
Section 1.01. Definitions.~~Definitions.~~ The following terms when used herein shall have the following meanings:
“Additional Commitments” is defined in Section 2.01(b) hereof.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” means Citibank, as contractual representative for itself and the other Lenders and any successor pursuant to Section 8.06 hereof.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.07 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Lender” is defined in Section 7.06 hereof.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.
“Agent Parties” is defined in Section 9.07(c) hereof.
“Agreement” means this Second Amended and Restated Credit Agreement.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in U.S. Dollars, the equivalent amount thereof in the applicable alternative currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such alternative currency with U.S. Dollars.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and all other similar legislation governing bribery or corruption, in each case, as applicable to the Company or its Subsidiaries from time to time.
“Anti-Money Laundering Laws” means any law, regulation, or rule in the United States or any other applicable jurisdiction regarding money laundering, terrorist-related activities or other money laundering predicate crimes, including, without limitation, the Bank Secrecy Act, the Beneficial Ownership Regulation and the Patriot Act.
“Applicable Margin” means, as of any date, with respect to Loans, L/C Borrowings, Commitment Fees and Letter of Credit Fees, the rates per annum determined by reference to the Public Debt Rating in effect on such date in accordance with the following schedule:

Level	Public Debt Rating (S&P/Moody’s)	Applicable Margin For Base Rate Loans And L/C Borrowings	Applicable Margin For SOFR Loans ~~For~~And Eurocurrency Loans And Letter of Credit Fee	Applicable Margin For Commitment Fee
I	≥ A/A2	0.000%	0.875%	0.070%
II	= A-/A3	0.000%	1.000%	0.090%
III	= BBB+/Baa1	0.125%	1.125%	0.100%
IV	= BBB/Baa2	0.250%	1.250%	0.125%
V	= BBB-/Baa3	0.375%	1.375%	0.175%
VI	≤ BB+/Ba1	0.625%	1.625%	0.200%

For purposes of the foregoing, (i) the Public Debt Rating in effect as of any date is that in effect (including when first announced by the applicable rating agency) at the close of business on such date, (ii) if the Public Debt Ratings established by S&P and Moody’s fall within different levels, the Applicable Margin will be based on the higher rating assigned by S&P or Moody’s; provided that if the rating differential is more than one level, the Applicable Margin will be based on a rating one level lower than the higher rating and (iii) if either S&P or Moody’s shall not have in effect a Public Debt Rating (other than by reason of such rating agency ceasing to be in the business of rating corporate debt obligations), then such rating agency shall be deemed to have established a Public Debt Rating in Level VI.

If the rating system of S&P or Moody’s shall change, or if both such rating agencies shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agencies and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Applicable Time” means, with respect to any borrowings and payments in Euros, the local time in the place of settlement for Euros as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Application” means an application and agreement for the issuance or amendment of a Letter of Credit in a form satisfactory to the L/C Issuer.
“Approved Bank” means any financial institution that (a) is a Lender or an affiliate of a Lender or (b) is a member of the Federal Reserve System (or organized in any foreign country recognized by the United States) and whose short-term deposit rating is at least A-2, P-2, or F-2, as such rating is set forth from time to time by Moody’s, S&P or Fitch, as applicable.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means Citibank, Wells Fargo Securities LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and Morgan Stanley Senior Funding, Inc., in their respective capacities as joint lead arrangers and joint bookrunners.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.09), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Authorized Representative” means those persons shown on the list of officers provided pursuant to Section 3.01(a)(vii) hereof or on any update of any such list provided by a Borrower to the Administrative Agent, or any further or different officers of a Borrower so named by any Authorized Representative of such Borrower in a written notice to the Administrative Agent.
“Auto-Extension Letter of Credit” is defined in Section 2.02(b)(iii) hereof.
“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any currency, as applicable, ~~(x) if any then-current~~if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an ~~Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable,~~interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 7.03(d)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of ~~1~~1.00%, (b) the ~~rate of interest in effect for such day as publicly announced from time to time by Citibank as its “prime rate” and (c) the LIBOR~~Prime Rate in effect on such day ~~for a Borrowing of Eurocurrency Loans in U.S. Dollars~~and (c) Adjusted Term SOFR on such day with an Interest Period of one month (or if such day is not a Business Day, the immediately preceding Business Day) plus ~~1%; provided that if the Base Rate as so determined is less than 0.0%, then the Base Rate shall be deemed to be 0.0%. The “prime rate” is a rate set by Citibank based upon various factors including Citibank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Citibank shall take effect at the opening of business on the day specified in the public announcement of such change~~1.00%. If the Base Rate is being used as an alternate rate of interest pursuant to Section 7.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Revolving Loan bearing interest at a rate specified in Section 2.03 hereof. All Base Rate Loans shall be denominated in U.S. Dollars.
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Benchmark” means, initially, (~~i~~a) with respect to any amounts denominated in, or calculated with respect to, U.S. Dollars, ~~LIBOR and~~the Term SOFR Reference Rate, (~~ii~~b) with respect to any amounts denominated in, or calculated with respect to, Euros, the EURIBOR Rate and (c) with respect to Swing Line Loans denominated in Euros, €STR; provided that if a ~~replacement of an initial or subsequent~~ Benchmark Transition Event has occurred ~~pursuant to Section 7.03(c)~~with respect to any then-current Benchmark, then “Benchmark” means, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate~~. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof~~ pursuant to Section 7.03(d)(i).
~~“Benchmark Replacement” means, for any Available Tenor:~~
~~(1) For purposes of Section 7.03(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:~~
~~(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration; provided, that if any Available Tenor of LIBOR does not correspond to an Available Tenor of Term SOFR, the Benchmark Replacement for such Available Tenor of LIBOR shall be the closest corresponding Available Tenor (based on tenor) for Term SOFR and if such Available Tenor of LIBOR corresponds equally to two Available Tenors of Term SOFR, the corresponding tenor of Term SOFR with the shorter duration shall be applied, or~~

~~(b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (c)(i) of Section 7.03 (which spread adjustment, for the avoidance of doubt, shall be 0.11448% (11.448 basis points); and~~
~~(2) For purposes of Section 7.03(c)(ii)~~“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate ~~and (b) an adjustment (which may be a positive or negative value or zero), in each case,~~ that has been selected by the Administrative Agent and the Company as the replacement for such ~~Available Tenor of such~~ Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention~~, including any applicable recommendations made by the Relevant Governmental Body,~~ for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities ~~at such time~~ denominated in the applicable currency ~~in the U.S. syndicated loan market~~at such time and (b) the related Benchmark Replacement Adjustment;
provided that, if ~~the~~such Benchmark Replacement as so determined ~~pursuant to clause (1) or (2) above~~ would be less than the Floor, ~~the~~such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement ~~Conforming Changes~~Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, ~~any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Company) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to any then-current Benchmark for any currency:
(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any then-current Benchmark ~~other than LIBOR~~, the occurrence of one or more of the following events~~: a public statement or publication of information by or on behalf of the administrator of any then-current~~ with respect to such Benchmark~~,~~ :
(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark~~, the Board of Governors of the~~ (or the published component used in the calculation thereof), the Federal Reserve ~~System~~Board, the Federal Reserve Bank of New York, the central bank, or such equivalent financial institution, for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark~~, announcing or stating that (a) such~~ (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease ~~on a specified date~~ to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark~~,~~ (or such component thereof) permanently or indefinitely~~;~~, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or ~~(b) all Available Tenors of such Benchmark are or will no longer be representative and that representativeness will not be restored.~~such component thereof); or
(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 7.03(d) and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 7.03(d).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” is defined in Section 9.27(b) hereof.
“Board of Directors” means, as to any Person, the board of directors or the equivalent governing body of such Person (or, if such Person is a partnership or limited liability company, the board of directors or other governing body of the general partner or manager of such Person) or any duly authorized committee thereof.
“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto. References to “the Borrower” in connection with any Loan are references to the particular Borrower to which such Loan is made or to be made.
“Borrowing” means the total of Revolving Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type on a single date and, in the case of SOFR Loans or Eurocurrency Loans, for a single Interest Period. Borrowings of Revolving Loans are made and maintained ratably from each of the Lenders according to their Percentages. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 2.04(a) hereof.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or in The Netherlands and:
(a) if such day relates to any interest rate settings as to a ~~Eurocurrency~~SOFR Loan ~~denominated in U.S. Dollars~~, any fundings, disbursements, settlements and payments in U.S. Dollars in respect of any such ~~Eurocurrency~~SOFR Loan, or any other dealings in U.S. Dollars to be carried out pursuant to this Agreement in respect of any such ~~Eurocurrency~~SOFR Loan, such day is also a ~~day on which dealings in deposits in U.S. Dollars are conducted by and between banks in the London interbank eurodollar market~~U.S. Government Securities Business Day; and
(b) if such day relates to any interest rate settings as to a Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euro in respect of any such Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Loan, such day is also a TARGET Day.
“Capital Lease” means, subject to Section 1.03(b), any lease of property which in accordance with GAAP is required to be accounted for as a capital lease or finance lease on the balance sheet of the applicable Person.

“Capital Stock” means:
(a) in the case of a corporation, corporate stock or shares;
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.
“Cash Collateralize” is defined in Section 2.02(g) hereof.
“Cash Equivalents” means any of the following:
(a)any evidence of Indebtedness issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) Canada, (iii) the United Kingdom or (iv) any member nation of the European Union;
(b)time deposits, certificates of deposit and bank notes of any Approved Bank;
(c)corporate bonds, commercial paper, including asset-backed commercial paper, and floating or fixed rate notes issued by an Approved Bank or a corporation or special purpose vehicle (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia (or any foreign country recognized by the United States) and whose short-term issuer rating is at least A-2, P-2 or F-2 or whose long-term issuer rating is at least BBB or Baa2, in each case as such rating is set forth from time to time by Moody’s, S&P or Fitch, as applicable;
(d)asset-backed securities rated AAA by Moody’s, S&P or Fitch, with weighted average lives of 3 years or less (measured to the next maturity date);
(e)repurchase agreements under which the Company or its Subsidiaries agree to purchase sovereign, government agency, supranational, and other corporate and financial fixed income securities rated by a nationally recognized statistical rating organization, and equity and convertible debt securities such as common stock, preferred stock, REITS, ADRs, GDRs, IDRs, convertible bonds, and convertible preferred stock that is listed or whose underlying equity is listed within a predefined set of countries and indices, from a financial institution or recognized securities dealer who agrees to repurchase the securities at a future date at a price equal to the original price plus an interest factor;
(f)money market funds which invest substantially all of their assets in assets described in the preceding clauses (a) through (e);
(g)supply chain finance funds which invest in a portfolio of buyer-confirmed trade receivable notes with the underlying credit risk insured by insurance companies with an insurance financial strength rating of at least A2 by Moody’s or at least A by S&P; and

(h)instruments equivalent to those referred to in clauses (a) through (g) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;
provided, that except in the case of clauses (d), (e) and (g) above, the maximum maturity date of individual securities or deposits will be 3 years or less at the time of purchase or deposit.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq.
“Change in Law” means the occurrence, after the date of this Agreement (or, with respect to any Lender who becomes a Lender pursuant to Section 2.01(b) hereof, such later date on which such Lender becomes a party to this Agreement), of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following:
(a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or one of its Subsidiaries; or
(b) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company, other than by virtue of the imposition of a holding company, or the reincorporation of the Company in another jurisdiction, so long as the beneficial owners of the Voting Stock of the Company immediately prior to such transaction hold a majority of the voting power of the Voting Stock of such holding company or reincorporation entity immediately thereafter.
“Citibank” means Citibank, N.A. and its successors.
“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 3.01 shall be satisfied.
“Co-Borrower” is defined in the introductory paragraph of this Agreement.
“Co-Sustainability Agents” means (i) as of the Closing Date, Citibank, Wells Fargo Securities LLC and Deutsche Bank Securities Inc. and (ii) thereafter, such additional Co-Sustainability Agent as may be appointed by the Company in its discretion, so long as such additional Co-Sustainability Agent either (x) was a Lender or affiliate thereof as of the Closing Date or (y) becomes a Lender including, for the avoidance of doubt, any affiliate thereof thereafter and is reasonably acceptable to the Administrative Agent, each in their respective capacities as co-sustainability agents.

“Code” means the Internal Revenue Code of 1986.
“Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans denominated in U.S. Dollars and/or Euros and to participate in Swing Line Loans and Letters of Credit in an aggregate Outstanding Amount at any one time outstanding not to exceed the amount set forth such Lender’s name on Schedule 1(a) under the caption “Commitment”, as the same may be modified from time to time pursuant to the terms of this Agreement.
“Commitment Fee” is defined in Section 2.13 hereof.
“Conforming Changes” means, with respect to either the use or administration of any Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate” (if applicable), the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 7.01 and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Company) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means for any period, net income (or net loss) (before discontinued operations) for such period plus, without duplication and to the extent deducted in determining net income for such period, the sum of (a) Consolidated Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) any losses or expenses from any unusual, extraordinary or otherwise non-recurring items (excluding any cash restructuring charges), (f) any non-cash losses or expenses, (g) any fees and expenses incurred in connection with (i) this Agreement, any receivables financing, the issuance or refinancing or repurchase of notes, and any other issuance of Indebtedness and (ii) any acquisitions, investments, equity issuances, asset sales or divestitures in each case that are expensed (in each case whether or not consummated), and (h) in an amount not to exceed U.S. $50,000,000 in any fiscal quarter, cash restructuring and business optimization charges, and minus, without duplication and to the extent included in determining net income for such period, the sum of (i) any income tax benefits, (ii) any income or gains from any unusual, extraordinary or otherwise non-recurring items and (iii) any non-cash income or gains, in each case determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP. For the purpose of calculating Consolidated EBITDA for any period, if during such period the Company or any Subsidiary shall have made a Material Acquisition or Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Material Acquisition or Material Disposition, as the case may be, occurred on the first day of such period.
“Consolidated Interest Expense” means the consolidated interest expense (net of interest income for such period) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation:
(a) amortization of original issue discount;
(b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued;

(c) net payments and receipts (if any) pursuant to interest rate hedging obligations;
(d) consolidated capitalized interest of the Company and its Subsidiaries for such period, whether paid or accrued; and
(e) the interest portion of any deferred payment obligation
but excluding, in each case, any fees, debt issuance and tender offer costs and commissions incurred in connection with this Agreement, any receivables financing, the issuance or refinancing or repurchase of notes and any other issuance of Indebtedness.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Tangible Assets” means Total Assets less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights)) of the Company and its Subsidiaries, in each case calculated in accordance with GAAP, provided, that in the event that the Company or any of its Subsidiaries assumes or acquires any assets in connection with the acquisition by the Company and its Subsidiaries of another Person subsequent to the date as of which the Consolidated Net Tangible Assets is being calculated (the “Balance Sheet Date”) but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred on or prior to the Balance Sheet Date.
“Contingent Obligation” shall mean as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable principal amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
“Continuing Lenders” is defined in Section 2.09(b) hereof.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Co-Borrower, are treated as a single employer under Section 414 of the Code.
“Covered Entity” is defined in Section 9.27(b) hereof.
“Covered Party” is defined in Section 9.27(a) hereof.

“Credit Extension” means the advancing of any Loan or the making of any L/C Credit Extension.
~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~
“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Dutch Bankruptcy Act (Faillissementswet), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, faillissement, or similar debtor relief Laws of the United States, The Netherlands or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition the occurrence of which (a) constitutes an Event of Default or (b) would, with the passage of time or the giving of notice, or both, constitute an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed to perform its obligation to fund any portion of its Loans, participations in L/C Obligations or participations in Swing Line Loans within three Business Days of the date required to be funded by it hereunder, unless such obligation is the subject of a good faith dispute, (b) has notified the Company or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans, participations in L/C Obligations or participations in Swing Line Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), (d) otherwise has failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of any bankruptcy or insolvency proceeding, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or direct or indirect parent company thereof by a Governmental Authority; provided, further, that if any Lender becomes the subject of a precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Lender is subject to home jurisdiction supervision and applicable law requires that such appointment not be publicly disclosed, then such Lender shall only become a Defaulting Lender at the time the legal restriction on such public disclosure ceases to apply or such appointment becomes public knowledge, whichever occurs first; provided, however, that, in any such case, such action or appointment does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Default Right” is defined in Section 9.27(b) hereof.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any comprehensive Sanction (defined, as of the Closing Date, as Crimea, Cuba, Iran, North Korea and Syria and as may be amended from time to time).
“disposed group” is defined in Section 5.11(c) hereof.

~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~
~~“Early Opt-in Election” means the occurrence of the following:~~
~~(1) a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. Dollar denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2) the joint election by the Administrative Agent and the Company to trigger a fallback from LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the Swing Line Lenders and the L/C Issuers, and (ii) unless an Event of Default under Section 6.01(a), (j) or (k) has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Subsidiaries.
“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, or liability under, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment or (d) pursuant to any agreement in which liability is assumed or imposed with respect to the foregoing.
“Environmental Law” means any current or future Law pertaining to (a) the protection of the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any hazardous material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“Erroneous Payment” is defined in Section 8.11(a) hereof.
“Erroneous Payment Deficiency Assignment” is defined in Section 8.11(d) hereof.
“Erroneous Payment Impacted Class” is defined in Section 8.11(d) hereof.
“Erroneous Payment Return Deficiency” is defined in Section 8.11(d) hereof.
“ESG” is defined in Section 2.15(a) hereof.
“ESG Amendment” is defined in Section 2.15(a) hereof.
“ESG Pricing Provisions” is defined in Section 2.15(a) hereof.
“€STR” has the meaning specified in the definition of “Overnight Swing Line Rate”.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR” is defined in the definition of “EURIBOR Rate”.
“EURIBOR Rate” means, for any Interest Period with respect to a Eurocurrency Loan ~~denominated in Euros~~, the rate per annum equal to the Euro Interbank Offered Rate as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period) (“EURIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (Brussels time) two TARGET Days prior to the commencement of such Interest Period; provided that if the published Euro Interbank Offered Rate is less than ~~zero~~the Floor, then the applicable Euro Interbank Offered Rate shall be deemed to be ~~zero~~the Floor.
“Euro” and “€” mean the single currency of the Participating Member States.
“Eurocurrency Borrowing” means, as to any Borrowing, the Eurocurrency Loans comprising such Borrowing.
“Eurocurrency Liabilities” is defined in Section 7.04(e) hereof.
“Eurocurrency Loan” means a Loan bearing interest at the ~~LIBOR Rate or the~~ EURIBOR Rate~~, as applicable~~.
“Event of Default” means any event or condition identified as such in Section 6.01 hereof.
“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender or L/C Issuer, any U.S. federal or United Kingdom withholding Taxes imposed on amounts payable to or for the account of such Lender or L/C Issuer with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender or L/C Issuer acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 7.06) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 9.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 9.01(e) and (d) any withholding Taxes imposed pursuant to FATCA; provided that solely for the purpose of this clause (d), FATCA shall not include any successor or amended version that is materially more onerous to comply with.
“Existing Administrative Agent” is defined in the recitals to this Agreement.
“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of June 5, 2014 (as amended, supplemented or otherwise modified prior to the date hereof), by and among the Borrowers, the Existing Administrative Agent, Bank of America, N.A., as swing line lender and L/C issuer thereunder, and the lenders party thereto (the “Existing Lenders”).
“Existing Lenders” is defined in the definition of “Existing Credit Agreement”.
“Existing Termination Date” is defined in Section 2.09 hereof.
“Extension Effectiveness Date” is defined in Section 2.09(b) hereof.
“Facility” is defined in the recitals to this Agreement.
“FATCA” means (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, (b) any treaty, law or regulation enacted in any jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, with the purpose (in either case) of facilitating the implementation of clause (a) above, or (c) any agreement pursuant to the implementation of clauses (a) or (b) above with the United States Internal Revenue Service, the United States government or any governmental or taxation authority.
~~“FCA” is defined in Section 7.03(c) hereof.~~
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letters” means, the respective Fee Letters dated November 1, 2021 entered into by the Company, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC and Wells Fargo Bank in connection with this Agreement.
“Fitch” means Fitch Ratings, Inc., or any successor to its rating agency business.

“Floor” means ~~the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the initial Benchmark for each currency provided for hereunder.~~a rate of interest equal to 0.00%.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Subsidiary” means each Subsidiary of the Company which is organized under the Laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to each L/C Issuer, such Defaulting Lender’s Percentage of the total L/C Obligations outstanding in respect of Letters of Credit issued by such L/C Issuer, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to each Swing Line Lender, such Defaulting Lender’s Percentage of the total Swing Line Loans of such Swing Line Lender outstanding, other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funding Date” is defined in Section 2.01(c) hereof.
“GAAP” means generally accepted accounting principles as in effect in the United States as set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” means each Subsidiary of the Company which is party to a Guaranty, for so long as it remains party to a Guaranty. As of the Closing Date, there are no Guarantors.
“Guaranty” means a Guaranty Agreement executed after the Closing Date substantially in the form of Exhibit G.
“Hazardous Material” means (a) any “hazardous substance” as defined in CERCLA and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.
“Honor Date” is defined in Section 2.02(c)(i) hereof.
~~“IBA” is defined in Section 7.03(c) hereof.~~
~~“Impacted Loan” is defined in Section 7.03(a) hereof.~~
“Indebtedness” means, with respect to any Person:

(a) (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, notes, debentures or similar instruments, (iii) all reimbursement obligations of such Person in respect of drawn under letters of credit or bankers’ acceptances, (iv) all obligations of such Person representing the deferred and unpaid purchase price of any property (except (1) any such balance that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business, (2) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (3) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery thereof and title thereto, (v) all Capitalized Lease Obligations of such Person, and (v) all hedging obligations of such Person, if and to the extent that any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(b) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (a) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money, (b) deferred or prepaid revenues, (c) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, or (d) obligations under or in respect of a Qualified Receivables Financing.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” is defined in Section 9.12(b) hereof.
“Information” is defined in Section 9.15 hereof.
“Interest Payment Date” means (a) with respect to any Base Rate Loan, the first Business Day following the last day of each March, June, September and December, and (b) with respect to each SOFR Loan and Eurocurrency Loan, the last day of each Interest Period applicable thereto, and if such Interest Period is longer than three months, each three-month anniversary of the first day of such Interest Period.
“Interest Period” means, as to each SOFR Loan and Eurocurrency Loan, the period commencing on the date such SOFR Loan or Eurocurrency Loan is disbursed or converted to or continued as a SOFR Loan or Eurocurrency Loan and ending on the date one, three or six months thereafter, as selected by the Borrower; provided that:
(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c) no Interest Period shall extend beyond the Termination Date.

“Investment Grade Status” exists as to any Person at any date (a) if all senior long-term unsecured debt securities of such Person outstanding at such date which had been rated by S&P or Moody’s are rated BBB- or higher by S&P or Baa3 or higher by Moody’s, as the case may be, or (b) in the event such Person does not have a rating of its long-term unsecured debt securities, if the corporate credit rating of such Person, if any exists, from S&P is BBB- or higher or the issuer rating of such Person, if any exists, from Moody’s is Baa3 or higher.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means, with respect to any Letter of Credit, the Application and any other document, agreement or instrument entered into by the L/C Issuer and the Company relating to such Letter of Credit.
“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary but in which the Company or a Subsidiary has a direct or indirect equity or similar interest.
“Judgment Currency” is defined in Section 9.20 hereof.
“KPIs” is defined in Section 2.15(a) hereof.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and binding and enforceable agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Percentage. All L/C Advances shall be denominated in U.S. Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans. All L/C Borrowings shall be denominated in U.S. Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Citibank and Wells Fargo Bank and any other Lender that may agree to issue Letters of Credit hereunder pursuant to an instrument in form satisfactory to the Company, such Lender and the Administrative Agent, in each case in its capacity as issuer of a Letter of Credit hereunder. An L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such affiliate with respect to Letters of Credit issued by such affiliate. References to “the L/C Issuer” in connection with any Letter of Credit are references to the particular L/C Issuer that issued or is requested to issue such Letter of Credit.
“L/C Issuer Sublimit” means, for each L/C Issuer, either (a) (i) for each of Citibank and Wells Fargo Bank, U.S. $100,000,000 or (b) such other amount as is agreed upon in writing, with notice given to the Administrative Agent, between such L/C Issuer and the Company.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.04. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“L/C Sublimit” means U.S. $200,000,000, as may be reduced pursuant to the terms hereof.
“Lender” means the Persons listed on Schedule 1(a) and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. . Unless the context otherwise requires, references herein to a Lender or the Lenders shall include the Swing Line Lender in such capacity.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify in writing to the Company and the Administrative Agent which office may include any Affiliate of such Lender or any such domestic or foreign branch of such Lender or such Affiliate. If the context so requires, each reference to a Lender shall include its applicable Lending Office. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its SOFR Loans or Eurocurrency Loans to reduce any liability of the Borrower to such Lender under Section 7.04 hereof, to avoid the unavailability of SOFR Loans or Eurocurrency Loans under Section 7.03 hereof or if any event gives rise to the operation of Section 7.02, in each case so long as such designation is not disadvantageous to the Lender.
“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft. Letters of Credit may be issued in Dollars or in Euros.
“Letter of Credit Expiration Date” means, with respect to any Letter of Credit issued by any L/C Issuer, the first anniversary of the Termination Date of such L/C Issuer (or, if such day is not a Business Day, the next succeeding Business Day).
“Letter of Credit Fee” is defined in Section 2.13(b) hereof.
“Leverage Increase Period” is defined in Section 5.15 hereof.
“Leverage Ratio” means, as of any date, the ratio of (a) Total Net Funded Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date.
~~“LIBOR” is defined in the definition of “LIBOR Rate”.~~

~~“LIBOR Rate” means, (a) for any Interest Period with respect to a Eurocurrency Loan denominated in U.S. Dollars, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark (or any other Person that takes over the administration of such rate for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to such London Interbank Offered Rate, at or about 11:00 a.m., London time, determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; provided that if the published London Interbank Offered Rate is less than zero, then the applicable London Interbank Offered Rate shall be deemed to be zero.~~
“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.
“Loan” means any Revolving Loan or Swing Line Loan.
“Loan Documents” means this Agreement, the Notes, the Issuer Documents, each Guaranty (if any), the Fee Letters and all other agreements, instruments, documents and certificates now or hereafter executed and delivered by a Loan Party to, or in favor of, the Administrative Agent or any Lender in connection with this Agreement to the extent designated as a “Loan Document” therein.
“Loan Party” means each Borrower and each Guarantor (if any).
“Long-Dated Letter of Credit” means any Letter of Credit having an expiry date later than the fifth Business Day prior to the Termination Date (but in no event later than the Letter of Credit Expiration Date).
“Material Acquisition” means any acquisition by the Company or any of its Subsidiaries of any assets of or equity interests in another Person, including any acquisition of equity interests in a joint venture or other non-wholly owned entity, for which the aggregate consideration exceeds $50,000,000.
“Material Adverse Effect” means a material adverse change in, or material adverse effect upon (a) the operations, business, property or financial condition of the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents, or (c) the ability of the Loan Parties to perform their payment obligations under the Loan Documents.
“Material Disposition” means any disposition by the Company or any of its Subsidiaries of any assets of or equity interests in another Person, including any disposition of equity interests in a joint venture or other non-wholly owned entity, for which the aggregate consideration exceeds $50,000,000.
“Material Plan” is defined in Section 6.01(h) hereof.
“Maximum Leverage Ratio” is defined in Section 5.15 hereof.
“Maximum Rate” is defined in Section 9.28 hereof.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Non-Extension Notice Date” is defined in Section 2.02(b)(iii) hereof.
“Non-Guarantor Subsidiary” means a Subsidiary that is not a Loan Party.

“Non-Guarantor Subsidiary Debt” is defined in Section 5.10 hereof.
“Notes” means the Revolving Notes and the Swing Line Notes.
“Notice of Borrowing” means a notice of a Borrowing which shall be substantially in the form of Exhibit B or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by an Authorized Representative of the applicable Borrower.
“Notice of Continuation/Conversion” means a notice of a conversion of Loans from ~~Eurocurrency~~SOFR Loans to Base Rate Loans or Base Rate Loans to ~~Eurocurrency~~SOFR Loans, or a continuation of SOFR Loans or Eurocurrency Loans, which shall be substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by an Authorized Representative of the applicable Borrower.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation (other than an assignment made pursuant to Section 7.06).
“Outstanding Amount” means (a) with respect to Revolving Loans on any date, the U.S. Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Revolving Loans occurring on such date, (b) with respect to Swing Line Loans on any date, the U.S. Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date, and (c) with respect to any L/C Obligations on any date, the U.S. Dollar Equivalent of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in U.S. Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in Euros, the greater of (i) the ~~rate of interest per annum at which overnight deposits in Euros, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Citibank in the London interbank market to major banks in such interbank market~~Overnight Swing Line Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation.
“Overnight Swing Line Rate” means, for each Swing Line Loan, the rate per annum determined as of the date such Swing Line Loan is made equal to the Euro Short Term Rate (“€STR”) as administered by the European Central Bank (or any other person which takes over the administration of that rate, the “€STR Administrator”) displayed on the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for €STR identified as such by the €STR Administrator from time to time on the Business Day preceding the date of determination; provided, that if the Overnight Swing Line Rate is less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. If by 5:00 pm (local time for the €STR Administrator) on the second Business Day immediately following any day (the “€STR Determination Date”) in respect of such €STR Determination Date has not been published on the €STR Administrator’s Website and a Benchmark Replacement Date with respect to €STR has not occurred, then €STR for such €STR Determination Date will be €STR as published in respect of the first preceding Business Day for which €STR was published on the €STR Administrator’s Website; provided that €STR determined pursuant to this sentence shall be utilized for purposes of calculation of €STR for no more than three consecutive days.
“Participant” is defined in Section 9.09(c) hereof.
“Participant Register” is defined in Section 9.09(c) hereof.
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Patriot Act” is defined in Section 3.01(j) hereof.
“Payment Recipient” is defined in Section 8.11(a) hereof.
“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.
“Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Total Commitments represented by such Lender’s Commitment at such time, subject to Section 2.14(a)(iv). If the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 6.02 or Section 6.03 or if the Total Commitments have expired, then the Percentage of each Lender shall be determined based on the Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Person” means any natural person, partnership, corporation, limited liability company, association, trust, unincorporated organization, Governmental Authority or any other entity or organization.

“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Person acting as the Administrative Agent as its prime rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.
“property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person.
“Public Debt Rating” means, as of any date, the credit rating assigned by S&P or Moody’s to the senior unsecured long term debt securities of the Company without third party credit enhancement.
“QFC” is defined in Section 9.27(b) hereof.
“QFC Credit Support” is defined in Section 9.27 hereof.
“Qualified Person” means an institution that is both (a) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933 and (b) both (i) a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940 and the rules promulgated thereunder and (ii) not formed for the purpose of acquiring an interest in this Agreement.
“Qualified Receivables Financing” means the securitization of accounts receivables and related assets of the Company and its Subsidiaries on customary market terms (including, without limitation, Standard Securitization Undertakings and a Receivables Repurchase Obligation) as determined in good faith by the Company to be in the aggregate commercially fair and reasonable to the Company and its Subsidiaries taken as a whole; provided, however, that the aggregate principal amount of Indebtedness under all Qualified Receivables Financings shall not exceed U.S. $2,000,000,000 at any one time outstanding.
“Qualifying Acquisition” means any acquisition by the Company or any of its Subsidiaries of any assets of or equity interests in another Person, including any acquisition of equity interests in a joint venture or other non-wholly owned entity, for which the aggregate consideration (including Indebtedness assumed in connection therewith and obligations in respect of the deferred purchase price thereof) exceeds $500,000,000.
“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Register” is defined in Section 9.09(c) hereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of U.S. Dollars, the Board of Governors of the Federal Reserve ~~System~~Board or the Federal Reserve Bank of New York, or a committee officially endorsed ~~or convened~~ by the ~~Board of Governors of the~~ Federal Reserve ~~System~~Board or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Euros, (1) the central bank for such currency or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for Euros, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Requested Termination Date” is defined in Section 2.09 hereof.
“Required Currency” is defined in Section 9.20 hereof.
“Required Lenders” means, as of any date of determination, Lenders whose aggregate Commitments constitute more than 50% of the Total Commitments as of such date, provided that if the Commitments are terminated pursuant to the terms of this Agreement, “Required Lenders” means, as of any date of determination, Lenders whose outstanding Loans and participating interests in Swing Line Loans and Letters of Credit constitute more than 50% of the U.S. Dollar Equivalent of the sum of the total outstanding principal amount of all Loans and participating interests in Swing Line Loans and Letters of Credit as of such date; provided further that the Commitment of, and the portion of the outstanding Loans and participating interests in Swing Line Loans and Letters of Credit held or deemed held by, any Defaulting Lender shall, so long as such Lender is a Defaulting Lender, be excluded for purposes of making a determination of Required Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” shall mean, with respect to any Person, any of the President, Chairman, Chief Executive Officer, Chief Operating Officer, Vice Chairman, any Executive Vice President, Chief Financial Officer, General Counsel, Chief Legal Officer, Treasurer or Assistant Treasurer of such Person, or any other person that acts as the principal executive officer, principal financial officer, principal accounting officer or treasurer of such Person. Notwithstanding the foregoing, “Responsible Officer” also means any person who has been appointed an attorney-in-fact by a resolution of the Board of Directors of the Company so long as the power of attorney granted by such resolution remains in effect.
“Restricted Party” is defined in Section 9.07(c) hereof.
“Restricted Payment” is defined in Section 5.12 hereof.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Loan or Swing Line Loan denominated in Euros, (ii) each date of a continuation of a Eurocurrency Loan ~~denominated in Euros~~ and (iii) each additional date as the Administrative Agent, at the request of the Required Lenders, or Citibank, in its capacity as provider of Swing Line Loans denominated in Euros, shall determine; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in Euros, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by any L/C Issuer under any Letter of Credit denominated in Euros, and (iv) each additional date as the Administrative Agent, at the request of the Required Lenders or any L/C Issuer, shall determine.
“Revolving Loan” is defined in Section 2.01 hereof.

“Revolving Note” means a promissory note made by a Borrower in favor of a Lender evidencing Revolving Loans made by such Lender to such Borrower, substantially in the form of Exhibit D-1.
“S&P” means Standard & Poor’s Financial Services LLC and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in U.S. Dollars, immediately available funds, and (b) with respect to disbursements and payments in Euros, same day or other funds as may be determined by the Administrative Agent or the Swing Line Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in Euros.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union or any of its member states, ~~Her~~His Majesty’s Treasury or other relevant sanctions authority.
“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (specifically, OFAC and the U.S. Department of State), or similar lists maintained by the United Nations Security Council, the European Union or any of its member states, or ~~Her~~His Majesty’s Treasury of the United Kingdom, (b) any Person located in, organized under the laws of or ordinarily resident in, a Designated Jurisdiction, (c) the government or any agency or instrumentality of such of a Designated Jurisdiction or Venezuela, or (d) any Person owned or controlled by any such Person or Persons described in clauses (a) through (c), or acting for or on behalf of any such Person or Persons described in clause (c).
“Sanctions Provisions” is defined in Section 9.07(c) hereof.
“SEC” means the Securities and Exchange Commission or any governmental agencies substituted therefor.
“Significant Subsidiary” means any Subsidiary that (a) is a Loan Party or (b) would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR~~” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by~~ Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) ~~on~~ .
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org ~~(~~, or any successor source for the secured overnight financing rate identified as such by the ~~administrator of the secured overnight financing rate~~SOFR Administrator from time to time~~)~~.
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Spot Rate” means, for a currency, the rate determined by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as the case may be, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent, the L/C Issuers, or the Swing Line Lender may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency, and provided further that the L/C Issuers or the Swing Line Lender may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit or any Swing Line Loan denominated in Euros.
“Standard Securitization Undertakings” means representations, warranties, undertakings, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary which the Company has determined in good faith to be customary in a Qualified Receivables Financing.
“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, (b) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity, or (c) with respect to the Company, for so long as the Company or any of its Subsidiaries, individually or in the aggregate, has at least a 50% ownership interest in Lyondell Bayer Manufacturing MaasvlakteVOF, Lyondell Bayer Manufacturing MaasvlakteVOF. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.
“Successor Loan Party” is defined in Section 5.11(b) hereof.
“Supported QFC” is defined in Section 9.27 hereof.
“Sustainability Linked Loan Principles” means the Sustainability Linked Loan Principles published by the Loan Syndications & Trading Association, as updated through July 19, 2021, or, if agreed by the Company and the Co-Sustainability Agents, as most recently published by the Loan Syndications & Trading Association.
“Swing Line Borrowing” means, as to any Borrowing, the Swing Line Loans comprising such Borrowing.
“Swing Line Lender” means, individually or collectively as the context may require, (i) Wells Fargo Bank, in its capacity as provider of Swing Line Loans denominated in U.S. Dollars and (ii) Citibank, in its capacity as provider of Swing Line Loans denominated in Euros, or any successor swing line lender hereunder.
“Swing Line Loan” and “Swing Line Loans” each is defined in Section 2.11(a) hereof.
“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.11(b), which shall be substantially in the form of Exhibit A or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by an Authorized Representative of the applicable Borrower.

“Swing Line Note” means a promissory note made by a Borrower in favor of a Swing Line Lender evidencing Swing Line Loans made by such Swing Line Lender to such Borrower, substantially in the form of Exhibit D-2.
“Swing Line Sublimit” means (a) with respect to Swing Line Loans denominated in U.S. Dollars, U.S. $75,000,000 and (b) with respect to Swing Line Loans denominated in Euros, U.S. $65,000,000; provided that the amounts specified in clauses (a) and (b) are incremental to each other and each such amount may be modified from time to time by agreement between the Company and the applicable Swing Line Lender providing Swing Line Loans denominated in the applicable currency.
“Syndication Agent” means Wells Fargo Bank.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means,
(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR~~” means, for the applicable corresponding tenor,~~ Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.
“Terminating Lender” is defined in Section 2.09 hereof.
“Termination Date” means November 23, 2026, or such earlier date on which the Commitments are terminated in whole pursuant to Section 2.10, Section 6.02 or Section 6.03 hereof, or for any Lender agreeing to extend the Termination Date pursuant to Section 2.09 hereof, such later date as shall be agreed to by such Lender pursuant to the provisions of Section 2.09 hereof.
“Termination Date Extension Request” is defined in Section 2.09 hereof.
“Total Assets” means the total consolidated assets of the Company and its Subsidiaries, as shown on the most recent balance sheet required to be delivered pursuant to Section 5.01 (or, prior to the initial delivery after the Closing Date of financial statements pursuant to Section 5.01, as shown on the most recent balance sheet included the Company’s Form 10-K or 10-Q, as applicable, filed with the SEC).
“Total Commitments” means, at any time, the aggregate amount of the Commitments at such time.
“Total Net Funded Debt” means, as of any date of determination, the sum, without duplication, of (a) Indebtedness of the type set forth in clauses (a)(i) through (iv) of the definition thereof and, to the extent it relates to Indebtedness of the foregoing types, clauses (b) and (c) of the definition thereof, of the Company and its Subsidiaries as of such date, if and to the extent such Indebtedness would appear as a liability upon the consolidated balance sheet (excluding the footnotes thereto) of the Company and its Subsidiaries prepared in accordance with GAAP, minus (b) Unrestricted Net Cash as of such date.
“Total Outstandings” means, at any time, the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations at such time.
“Trade Date” is defined in Section 9.09(b)(i)(B) hereof.
“type” when used in reference to any Loan, refers to whether such Loan is a Base Rate Loan ~~or~~, a SOFR Loan or a Eurocurrency Loan or otherwise as permitted hereunder.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.
“Unreimbursed Amount” is defined in Section 2.02(c)(i) hereof.
“Unrestricted Net Cash” means, as of any date of determination, the sum of (a) 100% of the unrestricted cash and Cash Equivalents held in the United States by the Company and its Subsidiaries as of such date, plus (b) 95% of the unrestricted cash and Cash Equivalents held outside of the United States by the Company and its Subsidiaries as of such date, minus (c) $300,000,000; provided, however, that in no event shall the sum of Unrestricted Net Cash be less than zero.”
“Unused Commitments” means, at any time, the difference between the Total Commitments at such time and the Total Outstandings at such time.
“U.S. Dollars” and “U.S. $” each means the lawful currency of the United States of America.
“U.S. Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in U.S. Dollars, such amount, and (b) with respect to any amount denominated in Euros, the equivalent amount thereof in U.S. Dollars as determined by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of U.S. Dollars with Euros.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” is defined in Section 9.27 hereof.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 9.01(e)(ii)(B)(III).
“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person (including, without limitation, general partners of a partnership), other than stock or other equity interests having such power only by reason of the happening of a contingency.
“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.
“Wells Fargo Bank” means Wells Fargo Bank, National Association and its successors.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Interpretation~~Interpretation~~. The definitions of terms herein are equally applicable to both the singular and plural forms of the terms defined. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless otherwise expressly provided herein, (a) the words “hereof”, “herein”, and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns and (c) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. All references to time of day herein are references to New York, New York time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.
Section 1.03. Accounting Terms; Change in Accounting Principles. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 4.04 hereof and such change shall result in a change in the calculation or operation of any financial covenant, requirement, standard or term found in this Agreement, either the Company (by notice to the Lenders) or the Required Lenders (by notice to the Company) may require that the Lenders and the Company negotiate in good faith to amend such covenant, requirement, standard or term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Company and its Subsidiaries shall be the same as if such change had not been made. No delay by the Company or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, requirement, standard or term is amended in accordance with this Section 1.03, such covenant, requirement, standard or term shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles.
(b)Notwithstanding anything to the contrary contained in Section 1.03(a) or in the definition of “Capital Lease,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease or finance lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease or finance lease, and all calculations (including with respect to assets and liabilities associated with such lease) shall be made in accordance therewith.

Section 1.04. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the U.S. Dollar Equivalent of the amount of such Letter of Credit available to be drawn at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the difference of (a) the U.S. Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time less (b) the U.S. Dollar Equivalent of any amounts drawn or otherwise not available to be drawn under such Letter of Credit and not reinstated or available to be reinstated, whether by automatic increase or otherwise.

Section 1.05. Exchange Rates~~Exchange Rates~~. (a) The Administrative Agent shall determine the Spot Rate as of each Revaluation Date to be used for calculating the U.S. Dollar Equivalent of the aggregate outstanding principal amount of Loans denominated in Euros and shall provide notice of the same to the Borrowers. The L/C Issuer shall determine the Spot Rate as of each Revaluation Date to be used for calculating the U.S. Dollar Equivalent of the L/C Obligations in respect of Letters of Credit issued by it and denominated in Euros and shall provide notice of the same to the Administrative Agent and the Company. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next applicable Revaluation Date to occur.
(b)For purposes of determining compliance with any U.S. Dollar denominated restriction on the incurrence of Indebtedness or the granting of Liens, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was first committed; or if any such Indebtedness is subject to a hedge agreement with respect to the currency in which such Indebtedness is denominated covering principal, premium, if any, and interest on such Indebtedness, the amount of such Indebtedness and such interest and premium, if any, shall be determined after giving effect to all payments in respect thereof under such hedge agreement; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. Dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. Dollar denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.
(c)Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of any Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Borrowing, Loan or Letter of Credit is denominated in Euros, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of Euros, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.
Section 1.06. References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, supplements, modifications, extensions, restructurings, renewals, restatements, refinancings or replacements in whole or in part, but only to the extent that such amendments, supplements, modifications, extensions, restructurings, renewals, restatements, refinancings or replacements are not prohibited by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.07. Divisions~~Divisions~~. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.08. Assignments; Amendment and Restatement~~.~~ .
In order to facilitate the amendment and restatement of the Existing Credit Agreement contemplated by this Agreement and otherwise to effectuate the desires of the Borrowers, the Existing Administrative Agent, the Administrative Agent and the Lenders:

(a)Simultaneously with the Closing Date, but immediately prior to giving effect to Section 1.08(d), the parties hereby agree that the Commitments of each of the Lenders shall be as set forth on Schedule 1(a) and the Outstanding Amounts of Loans of each Class (under and as defined in the Existing Credit Agreement) shall be reallocated as outstanding Loans hereunder in accordance with such Commitments, and the requisite assignment shall be deemed to be made in such amounts among the Lenders and from each Lender to each other Lender (and, if necessary, to Lenders from Existing Lenders who elect not to become Lenders under this Agreement or who reduce their Commitments in connection with this Agreement), with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, but without the payment of any related assignment fee. All reallocations and assignments effected pursuant to Section 1.08(a) shall be reflected in the Register in accordance with Section 9.09(c).
(b)The parties hereby consent to all reallocations and assignments of Commitments and Outstanding Amounts effected pursuant to Section 1.08(a) and, subject to Section 3.01 hereof, waive any requirement for any other document or instrument, including any Assignment and Assumption (as defined in the Existing Credit Agreement) under the Existing Credit Agreement or Assignment and Assumption hereunder, necessary to give effect to any reallocation or assignment. On the Closing Date the Lenders shall make full cash settlement with each other (and with the Existing Lenders whose Commitments are being decreased) either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments and reallocations in Commitments as reflected in this Section 1.08 such that after giving effect to such settlements the Outstanding Amount of each Lender’s Loans equals such Lender’s Percentage of the Outstanding Amount of all Loans.
(c)The Borrowers, the Existing Administrative Agent, the Administrative Agent and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement which in any manner govern or evidence the obligations arising hereunder, the rights and interests of the Administrative Agent and the Lenders and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Credit Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.
(d)Notwithstanding this amendment and restatement of the Existing Credit Agreement, including anything in this Section 1.08, and of any related “Loan Document” (as such term is defined in the Existing Credit Agreement and referred to herein, individually or collectively, as the “Existing Loan Documents”), (i) all of the indebtedness, liabilities and obligations owing by the Borrower or any other Person under the Existing Credit Agreement and other Existing Loan Documents shall continue as obligations hereunder and thereunder and (ii) this Agreement is given as a substitution of, and not as a payment of, the indebtedness, liabilities and obligations of the Borrowers under the Existing Credit Agreement or any Existing Loan Document and neither the execution and delivery of this Agreement nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Credit Agreement or of any of the other Existing Loan Documents or any obligations thereunder. Upon the effectiveness of this Agreement, all loans outstanding and owing by the Borrowers under the Existing Credit Agreement as of the Closing Date shall constitute Loans hereunder accruing interest hereunder. The parties hereto agree that the Interest Periods for all Eurocurrency Loans outstanding under the Existing Credit Agreement on the Closing Date shall be terminated, the Borrower shall pay (on the Closing Date) all accrued interest with respect to such Loans, and the Borrower shall furnish to the Administrative Agent a Notice of Continuation/Conversion for existing Loans and a Notice of Borrowing for additional Loans as may be required in connection with the allocation of Loans among Lenders in accordance with their Commitments. The Existing Lenders agree that the transactions contemplated under this Section 1.08 shall not give rise to any obligation of the Borrower to make any payment under Section 7.01 or Section 7.04 of the Existing Credit Agreement.

Section 1.09. Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the EURIBOR Rate, €STR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the EURIBOR Rate, €STR, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the EURIBOR Rate, €STR, such Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE 2
THE CREDIT FACILITIES
Section 2.01. Revolving Credit Facilities. (a) Revolving Loans. Prior to the Termination Date, each Lender severally and not jointly agrees, subject to the terms and conditions hereof, to make revolving loans (each individually a “Revolving Loan” and, collectively, the “Revolving Loans”) in U.S. Dollars and/or Euros to the Borrowers from time to time in an aggregate outstanding U.S. Dollar Equivalent up to the amount of such Lender’s Commitment; provided, however, that after giving effect to any such Borrowing (1) the Total Outstandings shall not exceed the Total Commitments in effect at such time and (2) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Percentages. As provided in Section 2.04, and subject to the terms hereof, the applicable Borrower may elect that each Borrowing of Revolving Loans denominated in U.S. Dollars be either Base Rate Loans or ~~Eurocurrency~~SOFR Loans. All Revolving Loans denominated in Euros shall be Eurocurrency Loans. Revolving Loans may be repaid and reborrowed before the Termination Date, subject to the terms and conditions hereof. Without limitation of the foregoing, any Lender may, at its option, make any Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.
(b)Commitment Increases. The Company shall be entitled, from time to time after the Closing Date, to request that the Total Commitments be increased to an aggregate amount not to exceed U.S. $4,250,000,000 (such additional Commitments are referred to herein as “Additional Commitments”); provided that (i) at such time, no Default or Event of Default then exists and is continuing, (ii) any such increase shall be in a minimum U.S. Dollar Equivalent of U.S. $25,000,000, (iii) no Lender shall be obligated to increase such Lender’s Commitment without such Lender’s written consent, which may be withheld in such Lender’s sole discretion, (iv) any Person providing any Additional Commitment shall be an Eligible Assignee (if such Person is not already a Lender) and (v) the Company and, if required, each other applicable Loan Party will have duly authorized such increase in the Total Commitments and the Administrative Agent shall have received evidence reasonably satisfactory to it of such due authorization. In connection with any such increase in the Total Commitments the parties shall execute any documents reasonably requested in connection with or to evidence such increase, including without limitation, an amendment to this Agreement.

(c)Adjustments. On the date (“Funding Date”) of any increase in the Total Commitments permitted by this Agreement (which date shall be designated by the Administrative Agent), each Lender that has an Additional Commitment shall fund to the Administrative Agent such amounts as may be required to cause each such Lender to hold its applicable Percentage of Revolving Loans based upon the Total Commitments as of such Funding Date (after giving effect to the Additional Commitments), and the Administrative Agent shall distribute the funds so received to the other Lenders in such amounts as may be required to cause each of them to hold its applicable Percentage of Revolving Loans as of such Funding Date. The Lenders receiving such amounts to be applied to SOFR Loans or Eurocurrency Loans may demand payment of breakage costs under Section 7.01 hereof as though the Borrower had elected to prepay such SOFR Loans or Eurocurrency Loans on such date, and the Borrower shall pay the amount so demanded as provided in Section 7.01. The first payment of interest and Letter of Credit Fees received by the Administrative Agent after such Funding Date shall be paid to the Lenders in amounts adjusted as necessary to reflect any adjustments of their respective Percentages as of the Funding Date. On any Funding Date, each Lender shall be deemed to have either sold or purchased, as applicable, a participating interest in Swing Line Loans, L/C Obligations and L/C Borrowings so that upon consummation of all such sales and purchases, each Lender (other than the Lender acting as the Swing Line Lender or the L/C Issuer, as the case may be) holds an undivided participating interest in each Swing Line Loan, each Letter of Credit and each L/C Borrowing equal to such Lender’s Percentage as of such Funding Date.
Section 2.02. Letters of Credit. (a) The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.02, (1) from time to time on any Business Day during the period from the Closing Date until the Termination Date, to issue Letters of Credit denominated in U.S. Dollars or in Euros for the account of the Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) each Lender severally agrees to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the Total Commitments, (x) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the L/C Sublimit and (z) the aggregate Outstanding Amount of the L/C Obligations in respect of the Letters of Credit issued by each L/C Issuer shall not exceed such L/C Issuer’s L/C Issuer Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)The L/C Issuer shall not issue any Letter of Credit if:
(A)subject to Section 2.02(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date pursuant to a consent substantially in the form of Exhibit J; or
(B)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all Lenders have approved such expiry date pursuant to a consent substantially in the form of Exhibit J.
(iii)The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
(B)the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than U.S. $100,000, in the case of a commercial Letter of Credit, or U.S. $100,000, in the case of a standby Letter of Credit;
(D)a default of any Lender’s obligations to fund under Section 2.04(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Company or such Lender to eliminate the L/C Issuer’s Fronting Exposure with respect to such Lender;
(E)except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is to be denominated in a currency other than U.S. Dollars or Euros; or
(F)the L/C Issuer cannot as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency.
(iv)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(v)The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)Procedures for Issuance and Amendment of Letters of Credit; Auto Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of an Application, appropriately completed and signed by an Authorized Representative of the Company. Such Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may reasonably agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may, in its reasonable discretion, deem necessary.
(ii)Promptly after receipt of any Application, the L/C Issuer will confirm with the Administrative Agent (in writing) that the Administrative Agent has received a copy of such Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or the Company, in each case at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 3.02 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date of issuance or amendment, issue the applicable Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Percentage multiplied by the amount of such Letter of Credit.
(iii)If the Company so requests in any Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued; provided further that such L/C Issuer shall provide notice to the Company at least 30 days prior to such Non-Extension Notice Date if such L/C Issuer determines not to extend an Auto-Extension Letter of Credit. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any extension of an Auto-Extension Letter of Credit after such Auto-Extension Letter of Credit is issued. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.02(b)(ii) or (iii) or otherwise), or (B) it has received written notice on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 3.02 is not then satisfied and directing the L/C Issuer not to permit such extension.

(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall, within the period stipulated by terms and conditions of Letter of Credit, examine the drawing documents. After such examination and provided drawing documents are compliant, the L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a drawing under a Letter of Credit denominated in Euros or any other currency (other than U.S. Dollars), the L/C Issuer shall notify the Company of the U.S. Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than (x) 12:30 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”) if the Company shall have received notice of such payment prior to 10:00 a.m. on such date or (y) if such notice has not been received by the Company prior to such time on the Honor Date, then 12:30 p.m. on the Business Day immediately following the day that the Company receive such notice, the Company shall reimburse the L/C Issuer in U.S. Dollars in an amount equal to the amount of such drawing or the U.S. Dollar Equivalent so notified to it, as applicable. If the Company fails to so reimburse the L/C Issuer by such time, such L/C Issuer shall notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in U.S. Dollars in the amount of the U.S. Dollar Equivalent thereof in the case of a Letter of Credit denominated in Euros or any other currency (other than U.S. Dollars)) (the “Unreimbursed Amount”), and the amount of such Lender’s Percentage thereof. In such event, the Company shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.05 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Commitments and the conditions set forth in Section 3.02 (other than the delivery of notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.02(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Lender shall, upon any notice pursuant to Section 2.02(c)(i), make funds available to the Administrative Agent for the account of the L/C Issuer, in U.S. Dollars, at the Administrative Agent’s Office for U.S. Dollar-denominated payments in an amount equal to its Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in U.S. Dollars.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 3.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the sum of 2% plus the Applicable Margin plus the Base Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.02.
(iv)Until each Lender funds its Base Rate Loan or L/C Advance pursuant to this Section 2.02(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)Each Lender’s obligation to make L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.02(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.02(c) is subject to the conditions set forth in Section 3.02 (other than delivery by the Company of notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.02(c) by the time specified in Section 2.02(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to such Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.02(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Percentage thereof in U.S. Dollars and in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(i) is required to be returned under any of the circumstances described in Section 9.14 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)without limitation of the second proviso set forth in Section 2.02(f)(f) , any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Company or any waiver by the L/C Issuer which does not in fact materially prejudice the Company;
(vi)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vii)any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(viii)any adverse change in the relevant exchange rates or in the availability of the relevant currency to the Company or any Subsidiary or in the relevant currency markets generally; or
(ix)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.
The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.02(e); provided further, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence in determining whether a presentation by the beneficiary under a Letter of Credit complied with the terms and conditions of such Letter of Credit or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)Cash Collateral. (i) At any time that there shall exist a Defaulting Lender, within two Business Days after the request of the Administrative Agent, any L/C Issuer or the Swing Line Lender, the Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.14(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(ii)Subject to receipt of request therefor in accordance with the third sentence of this paragraph (ii), on the 91st day prior to the Termination Date (or, if such day is not a Business Day, on the next preceding Business Day), the Company shall Cash Collateralize the then Outstanding Amount of all Long-Dated Letters of Credit. Thereafter, simultaneously with the issuance of any Long-Dated Letter of Credit, the Company shall Cash Collateralize the U.S. Dollar Equivalent of the face amount of such Letter of Credit. The L/C Issuer, if it desires Cash Collateral to be provided on the dates specified in the preceding provisions of this paragraph (ii), shall provide notice to such effect to the Company not later than the 120th day prior to the Termination Date (or, if no Long-Dated Letters of Credit are then outstanding from such L/C Issuer, on the first subsequent date of issuance by it of any Long-Dated Letter of Credit). If no such request is made, then the Cash Collateral contemplated by this paragraph (ii) shall be provided by the Company on the fifth Business Day prior to the Termination Date, without any requirement of request or demand therefor by any party hereto.

(iii)In addition, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds the L/C Sublimit then in effect, or that the Outstanding Amount of all L/C Obligations in respect of Letters of Credit issued by any L/C Issuer at such time exceeds its L/C Issuer Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the applicable L/C Obligations in an amount equal to the amount by which the Outstanding Amount of such L/C Obligations exceeds the L/C Sublimit or the L/C Issuer Sublimit, as the case may be; provided that if such excess arises as a result of an increase in the U.S. Dollar Equivalent of amounts of L/C Obligations denominated in Euros due to fluctuations in the exchange rate, then the Company shall not be obligated to Cash Collateralize such excess under this clause (iii) unless the applicable amount of outstanding L/C Obligations is 105% or more of the L/C Sublimit or the L/C Issuer Sublimit, as the case may be (but any such required Cash Collateralization shall be in the full amount of any such excess over 100% of the L/C Sublimit or the L/C Issuer Sublimit).
(iv)Sections 6.02 and Section 6.03 set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.02 and Section 2.14, Section 6.02 and Section 6.03, “Cash Collateralize” means (x) to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, as collateral for the L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances aggregating an amount equal to the L/C Obligations (or such lower amount as agreed by all relevant L/C Issuers), pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuers (which documents are hereby consented to by the Lenders) or (y) to provide backstop arrangements for the L/C Obligations reasonably acceptable to the L/C Issuers. Derivatives of such term have corresponding meanings. The Company hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts at Citibank, for the benefit of the Lenders and the L/C Issuers.
(v)Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided hereunder in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such Cash Collateral as may be provided for herein. If the Company is required to provide Cash Collateral hereunder, such Cash Collateral, together with any interest earned thereon (to the extent not applied as aforesaid), shall be returned to the Company within three Business Days after the event or condition giving rise to such requirement has been cured or waived or is otherwise no longer in existence.
So long as any Cash Collateral required by the foregoing provisions of this Section 2.02(g) shall have been provided in accordance with the terms of this Section 2.02(g) and no Default is existing as of the Termination Date, the risk participations of the Lenders in any outstanding Letters of Credit shall terminate on the Termination Date, and any Letter of Credit Fees with respect thereto shall thereafter accrue for the sole account of the L/C Issuer. Notwithstanding anything herein to the contrary, upon the termination of the risk participations of the Lenders in any outstanding Letters of Credit in accordance with the terms of this Section 2.02(g), the Administrative Agent shall deliver the Cash Collateral then held by it to each L/C Issuer (ratably according to the Outstanding Amount of each Letter of Credit issued by such L/C Issuer then outstanding), thereafter to be held by such L/C Issuer for its own exclusive benefit, and the security interest of the other Lenders in such Cash Collateral shall terminate at such time.

(h)Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Company for, and the L/C Issuer’s rights and remedies against the Company shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(i) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(j) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
(k) Letter of Credit Reports. For so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit, a report in the form of Exhibit I, appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

Section 2.03. Applicable Interest Rates. (a) Base Rate Loans. Subject to the provisions of clause (~~d~~e) below, each Base Rate Loan shall bear interest (computed on the basis of a year of 365 or 366 days, as applicable, and the actual days elapsed) on the unpaid principal amount of such Loan from the date such Loan is advanced or created by conversion from a ~~Eurocurrency~~SOFR Loan until the Termination Date (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate, payable in arrears on each Interest Payment Date and on the Termination Date (whether by acceleration or otherwise).
(b)Eurocurrency Loans. Subject to the provisions of clause (~~d~~e) below, each Eurocurrency Loan shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced~~,~~ or continued ~~or created by conversion from a Base Rate Loan~~ until the Termination Date (whether by acceleration or otherwise) at a rate per annum equal to the sum of ~~(i)~~ the Applicable Margin plus ~~(ii) in the case of Eurocurrency Loans denominated in U.S. Dollars, the LIBOR Rate applicable for such Interest Period and, in the case of Eurocurrency Loans denominated in Euros,~~ the EURIBOR Rate applicable for such Interest Period~~, in each case~~, payable in arrears on each Interest Payment Date and on the Termination Date (whether by acceleration or otherwise).

(c)Swing Line Loans. Subject to the provisions of clause (~~d~~e) below, each Swing Line Loan shall bear interest (computed on the basis of (x) a year of 365 or 366 days, as applicable, and the actual days elapsed, in the case of a Swing Line Loan denominated in U.S. Dollars and (y) a year of 360 days and the actual days elapsed, in the case of a Swing Line Loan denominated in Euros) on the unpaid principal amount of such Loan from the date such Loan is advanced until the Termination Date (whether by acceleration or otherwise) at a rate per annum equal to (i) for each Swing Line Loan denominated in U.S. Dollars, the sum of (A) the Base Rate plus (B) the Applicable Margin for Base Rate Loans and (ii) for each Swing Line Loan denominated in Euros, the sum of (A) the ~~EURIBOR Rate (with a term equivalent to the overnight rate/same day rate or, if unavailable, the applicable Overnight Rate)~~Overnight Swing Line Rate plus (B) the Applicable Margin for Eurocurrency Loans. Such interest shall be payable in arrears on the earlier to occur of (x) the date ten Business Days after such Swing Line Loan is made and (y) the Termination Date (whether by acceleration or otherwise).
(d)SOFR Loans. Subject to the provisions of clause (e) below, each SOFR Loan shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Base Rate Loan until the Termination Date (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus Adjusted Term SOFR applicable for such Interest Period, payable in arrears on each Interest Payment Date and on the Termination Date (whether by acceleration or otherwise).
(e)~~(d)~~ Default Rate. Any overdue principal of or interest on any Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to 2.0% plus the rate otherwise applicable to such Loan as provided in this Section 2.03.
Section 2.04. Manner of Borrowing Loans and Designating Applicable Interest Rates. (a) Notice to the Administrative Agent. Each Borrowing of Revolving Loans, each conversion of Revolving Loans from Base Rate Loans to ~~Eurocurrency~~SOFR Loans and ~~Eurocurrency~~SOFR Loans to Base Rate Loans, and each continuation of SOFR Loans or Eurocurrency Loans shall be made upon the Borrower’s irrevocable written notice to the Administrative Agent, which may be given (x) in the case of any such Borrowing, by a Notice of Borrowing or (y) in the case of any such conversion or continuation, by a Notice of Continuation/Conversion. Each such Notice of Borrowing or Notice of Continuation/Conversion, as applicable, must be received by the Administrative Agent by no later than 12:00 noon: (i) at least four Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of or continuation of Eurocurrency Loans ~~denominated in Euros~~, (ii) at least three U.S. Government Securities Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of, conversion to or continuation of ~~Eurocurrency~~SOFR Loans ~~denominated in U.S. Dollars~~ and (iii) on the date the Borrower requests the Lenders to advance a Borrowing of or conversion to Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice. All notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, which existing Revolving Loans are to be continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of SOFR Loans or Eurocurrency Loans, the ~~currency and~~ Interest Period applicable thereto. Each Borrower agrees that the Administrative Agent may rely on any notice given by any Person the Administrative Agent in good faith believes is an Authorized Representative of such Borrower without the necessity of independent investigation (the Company hereby indemnifying the Administrative Agent from any liability or loss ensuing from such reliance).
(b)Notice to the Lenders. The Administrative Agent shall give prompt notice to each Lender of any notice from the Borrower received pursuant to Section 2.04(a) above and, if such notice requests such Lenders to make SOFR Loans or Eurocurrency Loans, the Administrative Agent shall give notice to the Borrower and each such Lender of the interest rate applicable thereto promptly after the Administrative Agent has made such determination in accordance with the provisions of this Agreement and, if any such Borrowing is denominated in Euros, shall give notice by such means to the Borrower and such Lender of the initial U.S. Dollar Equivalent thereof.

(c)Borrower’s Failure to Notify; Automatic Continuations and Conversions; Defaults. Except as otherwise provided herein, a SOFR Loan or Eurocurrency Loan may be continued or converted only on the last day of an Interest Period for such SOFR Loan or Eurocurrency Loan. If the Borrower fails to give proper notice of the continuation or conversion of any outstanding Borrowing of ~~Eurocurrency~~SOFR Loans ~~denominated in U.S. Dollars~~ before the last day of its then current Interest Period within the period required by Section 2.04(a) or, whether or not such notice has been given, an Event of Default has occurred and is continuing and the Administrative Agent at the request of the Required Lenders notifies the Borrower such conversions shall not be permitted, and such Borrowing is not prepaid in accordance with Section 2.07, such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans. If the Borrower fails to give proper notice of the continuation of any outstanding Borrowing of Eurocurrency Loans ~~denominated in Euros~~ before the last day of its then current Interest Period within the period required by Section 2.04(a) and has not notified the Administrative Agent within the period required by Section 2.07 that it intends to prepay such Borrowing, such Borrowing shall automatically be continued as a Borrowing of Eurocurrency Loans ~~in Euros~~ with an Interest Period of one month.
(d)Disbursement of Loans. Not later than 2:00 p.m. on the date of any requested advance of a new Borrowing, subject to Article 3 hereof, each Lender shall make available its Loan comprising part of such Borrowing in Same Day Funds at the Administrative Agent’s Office, except that if such Borrowing is denominated in Euros each Lender shall, subject to Article 3 hereof, make available its Loan comprising part of such Borrowing at such account with such financial institution as the Administrative Agent has previously specified in a notice to each such Lender, in Same Day Funds and no later than 12:00 noon London time on the date requested for such Borrowing. The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower at such account with such financial institution as the Administrative Agent has previously agreed to with the Borrower in the type of funds received by the Administrative Agent from the Lenders.
(e)Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Revolving Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 2:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Section 2.04 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by this Section 2.04) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (1) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (2) in the case of a payment to be made by the Borrower, the interest rate applicable to such Loan. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (e) shall be conclusive, absent manifest error.
(f)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 9.12(b) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.12(b) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.12(b).

Section 2.05. Minimum Borrowing Amounts; Maximum SOFR Loans and Eurocurrency Loans. Each Borrowing of Revolving Loans denominated in U.S. Dollars shall be in an amount not less than U.S. $5,000,000 or a larger multiple of U.S. $1,000,000. Each Borrowing of Revolving Loans denominated in Euros shall be in an amount not less than €5,000,000 or a larger multiple of €1,000,000. Without the Administrative Agent’s consent, there shall not be more than twelve (12) Borrowings of SOFR Loans and Eurocurrency Loans outstanding hereunder at any one time.
Section 2.06. Repayment of Loans. (a) The Borrowers shall repay to the Lenders on the Termination Date the aggregate principal amount of Revolving Loans, together with interest thereon, outstanding on such date.
(b)The Borrower shall repay each Swing Line Loan, together with interest thereon, on the earlier to occur of (i) the date ten Business Days after such Swing Line Loan is made and (ii) the Termination Date.
Section 2.07. Prepayments~~Prepayments~~. (a) Voluntary. The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay the Revolving Loans in whole or in part without premium or penalty (except as set forth in Section 7.01); provided that (i) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent no later than 11:00 a.m. (x) three Business Days prior to any date of prepayment of ~~Eurocurrency~~SOFR Loans ~~denominated in U.S. Dollars~~, (y) four Business Days prior to any date of prepayment of Eurocurrency Loans ~~denominated in Euros~~, or (z) on the date of prepayment of Base Rate Loans (or, in each case, such shorter period of time then agreed to by the Administrative Agent), (ii) any prepayment of Revolving Loans denominated in U.S. Dollars shall be in a principal amount not less than U.S. $5,000,000, and (iii) any prepayment of Revolving Loans denominated in Euros shall be in a principal amount not less than €5,000,000 or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Loans to be prepaid. Any prepayment shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 7.01.
The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m., in the case of any Swing Line Loans denominated in U.S. Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Swing Line Loan denominated in Euros, on the date of the prepayment and (ii) any such prepayment shall be in a minimum U.S. Dollar Equivalent of U.S. $100,000. Each such notice shall specify the date and amount of such prepayment.
If notice of prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)Mandatory. (i) The Borrowers shall, on each date the Commitments are reduced pursuant to Section 2.10, prepay the Revolving Loans and Swing Line Loans and, if necessary, Cash Collateralize the L/C Obligations by the amount, if any, necessary to reduce the Total Outstandings to the amount to which the Total Commitments have been so reduced.

(ii)If at any time the Total Outstandings shall be in excess of the Total Commitments then in effect, the Borrowers shall, within four Business Days of the date of receipt of notice thereof from the Administrative Agent at the request of any Lender, pay the amount of such excess to the Administrative Agent for the account of the Lenders, with each such prepayment first to be applied to the Swing Line Loans then outstanding until payment in full thereof, with any remaining balance to be applied to the Revolving Loans then outstanding until payment in full thereof, with any remaining balance to be held by the Administrative Agent as Cash Collateral for the L/C Obligations, provided that if the U.S. Dollar Equivalent of amounts of Credit Extensions denominated in Euros has increased as a result of fluctuations in the exchange rate applicable to Euros such that the Total Outstandings exceed the Total Commitments as then in effect, then the Borrower shall not be obligated to make a prepayment under this clause (ii) unless the amount of Total Outstandings is 105% or more of the Total Commitments (but any such required prepayment shall be in the full amount of any such excess over 100% of the Total Commitments).
(iii)Unless the Borrowers otherwise direct, prepayments of Revolving Loans under this Section 2.07(b) in U.S. Dollars shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of ~~Eurocurrency~~SOFR Loans ~~denominated in U.S. Dollars~~ in the order in which their Interest Periods expire and prepayments made in Euros under this Section 2.07(b) shall be applied to Borrowings in Euros in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 2.07(b) shall be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 7.01 hereof. Cash Collateralization of L/C Obligations shall be made in accordance with Section 2.02(f) hereof. The Administrative Agent will promptly advise each Lender of any notice of prepayment it receives from the Borrowers.
Section 2.08. Payments~~Payments.~~. (a) Place of Payments. All payments to be made by any Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Borrower hereunder and the other Loan Documents, shall be made by such Borrower to the Administrative Agent by no later than 2:00 p.m. on the due date thereof at the Administrative Agent’s Office (or such other location as the Administrative Agent may designate to such Borrower) or, if such payment is to be made in Euros, no later than 12:00 noon, London time, at such account with such financial institution as the Administrative Agent has previously specified in a notice to such Borrower for the benefit of the Lender or Lenders entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in Same Day Funds at the place of payment. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans ratably to the applicable Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.
(b)Funding by Borrower. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. A notice given by the Administrative Agent with respect to any amount owing under this Section 2.08 shall be conclusive, absent manifest error.
(c)Application of Payments. Anything contained herein to the contrary notwithstanding, (x) pursuant to the exercise of remedies under Sections Section 6.02 and Section 6.03 hereof or (y) after written instruction by the Required Lenders after the occurrence and during the continuation of an Event of Default, all payments and collections received in respect of the Obligations by the Administrative Agent or any of the Lenders shall be remitted to the Administrative Agent and distributed as follows:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) due and payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) due and payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers (including fees and time charges for attorneys who may be employees of any Lender or L/C Issuer)) and amounts payable under Section 7.04, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the ratable accounts of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
(d)Notwithstanding any other provision of this Agreement, the Co-Borrower shall be solely liable in respect of Credit Extensions made to, or on behalf of, the Co-Borrower, together with all interest, costs, fees, expenses, taxes, and indemnities related to such Credit Extensions, and shall not be liable, jointly with the Company or otherwise, in respect of any Credit Extensions made to, or on behalf of, the Company, or any interest, costs, fees, expenses, taxes, and indemnities related to such Credit Extensions.
Section 2.09. Extension of Termination Date. (a) So long as no Event of Default has occurred and is continuing, the Company may request at any time and from time to time, in a notice substantially in the form attached hereto as Exhibit E or in such other form as shall be acceptable to the Administrative Agent (an “Termination Date Extension Request”) provided to the Administrative Agent, who shall promptly forward such notice to each of the Lenders, that the then-applicable Termination Date (the “Existing Termination Date”) be extended to the date that is one year after such Existing Termination Date (each such date, a “Requested Termination Date”); provided that (i) the Company may request such an extension no more than two times after the Closing Date and (ii) any Requested Termination Date shall not be later than the date that is five years after the proposed Extension Effectiveness Date. Each Lender, acting in its sole discretion, shall, not later than a date 20 days after its receipt of any Termination Date Extension Request, notify the Company and the Administrative Agent in writing of its election to extend or not to extend the Existing Termination Date with respect to its Commitment. Any Lender which shall not timely notify the Company and the Administrative Agent of its election to extend the Existing Termination Date shall be deemed not to have elected to extend the Existing Termination Date with respect to its Commitment (any Lender who timely notifies the Company and the Administrative Agent of an election not to extend or fails to timely notify the Company and the Administrative Agent of its election being referred to as a “Terminating Lender”). No Lender shall have any obligation to extend the Existing Termination Date without such Lender’s written consent, which may be withheld in such Lender’s sole discretion.

(b)If and only if the Required Lenders shall have agreed in writing during the 20 day period referred to in Section 2.09(a) to extend the Existing Termination Date, then (i) the Commitments of the Lenders other than Terminating Lenders (the “Continuing Lenders”) shall, subject to the other provisions of this Agreement, be extended to the Requested Termination Date specified in the Termination Date Extension Request from the Company, and as to such Lenders the term “Termination Date”, as used herein, shall on and after the date as of which the requested extension is effective mean such Requested Termination Date, provided that if such date is not a Business Day, then such Requested Termination Date shall be the next preceding Business Day and (ii) the Commitments of the Terminating Lenders shall continue until the then-applicable Existing Termination Date, and shall then terminate, and as to the Terminating Lenders, the term “Termination Date”, as used herein, shall continue to mean such Existing Termination Date. Upon the effectiveness of any extension of the Existing Termination Date pursuant to this Section 2.09, the Administrative Agent shall promptly notify (A) the Lenders and the Borrowers of such extension and (B) the Company and the Lenders of any Lender which becomes a Terminating Lender (the date as of which any such extension becomes effective being referred to herein as an “Extension Effectiveness Date”).
(c)As a condition precedent to any such extension of the Termination Date on any Extension Effectiveness Date, the Administrative Agent shall have received a certificate of the Company dated as of such Extension Effectiveness Date and signed by a Responsible Officer of the Company (i) certifying and attaching the resolutions adopted by the Company approving or consenting to such extension, and (ii) certifying that the conditions set forth in Section 3.02(a) and (b) shall be satisfied (with all references in such subsections to a Credit Extension being deemed to be references to such extension).
(d)In the event that the Termination Date shall have been extended for the Continuing Lenders in accordance with Section 2.09(a) above and, in connection with such extension, there are Terminating Lenders, the Company may, at its own expense and in its sole discretion and prior to the then-applicable Existing Termination Date, require any Terminating Lender to transfer and assign, without recourse (in accordance with Section 9.08) all or part of its interests, rights and obligations under this Agreement to an assignee (which assignee may be another Lender, if another Lender accepts such assignment) that shall assume such assigned obligations and that shall agree that its Commitment will expire on the Termination Date in effect for Continuing Lenders pursuant to Section 2.09(a); provided, however, that (i) the Company shall have received the prior written consent (which consents shall not unreasonably be withheld or delayed) of each L/C Issuer and the Swing Line Lender and, in the case of an assignee that is not a Lender, of the Administrative Agent, (ii) the assigning Lender shall have received from the Company, the Co-Borrower or such assignee full payment in immediately available funds of the principal of and interest accrued to the date of such payment on the Loans made by it hereunder to the extent that such Loans are subject to such assignment and all other amounts owed to it hereunder, and (iii) if the assigning Lender is an L/C Issuer, it shall have received cash collateral as required by Section 2.09(e) or it shall have entered into other arrangements with the Company that are satisfactory to such L/C Issuer with respect to any outstanding Letters of Credit issued by it. Any such assignee’s initial Termination Date shall be the Termination Date in effect for the Continuing Lenders at the time of such assignment. Any assignee which becomes a Lender as a result of such an assignment made pursuant to this Section 2.09(d) shall be deemed to have consented to the applicable Termination Date Extension Request and, therefore, shall not be a Terminating Lender.
(e)On the Existing Termination Date, each Borrower shall repay in full all Revolving Loans owed by it to any Terminating Lender, together with accrued interest and all other amounts then due and owing thereon.
(f)In the event that any L/C Issuer is a Terminating Lender, the provisions of Section 2.02(g) shall apply with respect to such L/C Issuer as if the Existing Termination Date were the Termination Date.
(g)Each Continuing Lender shall automatically (without any further action) and ratably acquire, on the Existing Termination Date, each Terminating Lender’s participations in Letters of Credit and Swing Line Loans, in an amount equal to such Continuing Lender’s Percentage of the amount of such participations, but only to the extent that such acquisition does not cause, with respect to any Continuing Lender, the aggregate unpaid principal amount of all Revolving Loans of such Lender, plus such Lender’s Percentage of the L/C Obligations then outstanding, plus such Lender’s Percentage of the aggregate principal amount of all Swing Line Loans then outstanding, to exceed such Continuing Lender’s Commitments as in effect at such time.

(h)If the acquisition of the Terminating Lender’s participations in Letters of Credit and Swing Line Loans described in the preceding clause (g) cannot, or can only partially, be effected, the Borrower shall prepay Swing Line Loans and, if necessary, Cash Collateralize the L/C Obligations by the amount, if any, necessary to reduce the Total Outstandings to the amount to which the Total Commitments are reduced on the Existing Termination Date. The amount of Cash Collateral provided by the Borrower in accordance with this clause (h) shall reduce the Terminating Lenders’ Percentage of the outstanding amount of L/C Obligations (after giving effect to any partial acquisition pursuant to the preceding clause (g)) on a pro rata basis; and on the Existing Termination Date, each Terminating Lender’s Commitment to make Revolving Loans, purchase participations in Swing Line Loans, and purchase participations in L/C Obligations with respect to Letters of Credit issued after its Existing Termination Date shall terminate.
(i)Notwithstanding the foregoing, any extension of any Termination Date pursuant to this Section 2.09 and any release of a Terminating Lender’s obligations in respect of outstanding L/C Obligations and Swing Line Loans shall not be effective with respect to any Lender unless:
(i)the Borrowers shall have made all payments required pursuant to clause (e) of this Section 2.09 and Section 2.07(b);
(ii)the Administrative Agent shall have received any Cash Collateral required to be paid by the Borrowers pursuant to Section 2.02(g) and Section 2.07(b); and
(iii)each L/C Issuer shall have received such cash collateral as is required to be paid by the Company pursuant to clause (f) of this Section 2.09 or shall have entered into other satisfactory arrangements with the Company with respect to any outstanding Letters of Credit issued by such L/C Issuer.
Section 2.10. Termination or Reduction of Commitments. The Company shall have the right at any time and from time to time, upon three Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Total Commitments in whole or in part, any partial termination to be (i) in an amount equal to U.S. $5,000,000 or a larger multiple of U.S. $1,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Percentages, provided that the Total Commitments may not be reduced to an amount less than the Total Outstandings after giving effect to any prepayment of the Loans made on the effective date of such reduction. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Total Commitments. Any full or partial termination of the Total Commitments pursuant to this Section 2.10 may not be reinstated.

Section 2.11. Swing Line Loans~~.~~ .
(a)The Swing Line. Subject to the terms and conditions set forth herein, the applicable Swing Line Lender agrees in reliance upon the agreements of the Lenders set forth in this Section 2.11, to make loans in U.S. Dollars or in Euros (each such loan, a “Swing Line Loan” and collectively, the “Swing Line Loans”) to the Borrowers from time to time on any Business Day from the Closing Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount of the applicable Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Percentage of the Outstanding Amount of all Revolving Loans and L/C Obligations of the Swing Line Lender, may exceed the amount of such Swing Line Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Total Commitments then in effect, (ii) the aggregate Outstanding Amount of Revolving Loans of any Lender (other than the Swing Line Lender), plus such Lender’s Percentage of the aggregate Outstanding Amount of L/C Obligations, plus such Lender’s Percentage of the aggregate Outstanding Amount of Swing Line Loans shall not exceed such Lender’s Commitment and (iii) the aggregate Outstanding Amount of Swing Line Loans shall not exceed the applicable Swing Line Sublimit; provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.11, prepay under Section 2.07, and reborrow under this Section 2.11. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Percentage times the amount of such Swing Line Loan.
(b)Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Borrower’s irrevocable notice to the applicable Swing Line Lender and the Administrative Agent. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. in the case of any Swing Line Loans denominated in U.S. Dollars, and not later than 12:00 noon London time, in the case of any Swing Line Loan denominated in Euros, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of the U.S. Dollar Equivalent of U.S. $250,000 or such greater amount that is an integral multiple of the U.S. Dollar Equivalent of U.S. $100,000, (ii) the currency of the Swing Line Loan to be borrowed and (iii) the requested borrowing date, which shall be a Business Day. Each such written notice must be in the form of a Swing Line Loan Notice delivered to the Swing Line Lender and the Administrative Agent, appropriately completed and signed by an Authorized Representative of the Borrower. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (in writing) of the contents thereof. Unless the Swing Line Lender has received notice (in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. in the case of any Swing Line Loans denominated in U.S. Dollars, and 1:00 p.m. London time in the case of any Swing Line Loans denominated in Euros, on the date of the proposed Borrowing (1) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.11(a), or (2) that one or more of the applicable conditions specified in Section 3.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m., in the case of any Swing Line Loans denominated in U.S. Dollars, and not later than 2:00 p.m. London time in the case of any Swing Line Loan denominated in Euros, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at such account with such financial institution as the Swing Line Lender, the Administrative Agent and the Borrower have previously agreed, in Same Day Funds.

(c)Refinancing of Swing Line Loans.
(i)The Swing Line Lender (x) at any time in its sole and absolute discretion may, and (y) if any Swing Line Loan remains outstanding after 10 Business Days shall, request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Percentage of the U.S. Dollar Equivalent of, in the case of clause (x), all Swing Line Loans then outstanding and, in the case of clause (y), the related Swing Line Loan. Such request shall be made in a written notice in accordance with the requirements of Section 2.04, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Total Commitments and the conditions set forth in Section 3.02. The Swing Line Lender shall furnish the Borrower with a copy of such notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Percentage of the amount specified in such notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 2:00 p.m. on the day specified in such notice, whereupon, subject to Section 2.11(c)(ii), each Lender that so makes funds available shall be deemed to have made a Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.11(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each such Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.11(c)(i) shall be deemed payment in respect of such participation.
(iii)If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.11(c) by the time specified in Section 2.11(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.11(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company, the Co-Borrower, any Subsidiary or any other Person for any reason whatsoever, (2) the occurrence or continuance of a Default, or (3) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans (as opposed to funding risk participations) pursuant to this Section 2.11(c) is subject to the conditions set forth in Section 3.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 9.14 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.11 to refinance such Lender’s Percentage of any Swing Line Loan, interest in respect of such Percentage shall be solely for the account of the Swing Line Lender.
(f)Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
Section 2.12. Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to such Note and endorse thereon the date, type (if applicable), amount and maturity of such Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in Section 2.12(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.13. Fees~~Fees~~. (a) Commitment Fee. The Company shall pay to the Administrative Agent, for the ratable account of the Lenders according to their Percentages, a commitment fee at the rate per annum equal to the Applicable Margin on the actual daily Unused Commitments (the “Commitment Fee”). Such Commitment Fee shall be payable quarterly in arrears on the first Business Day following the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the Termination Date, unless the Total Commitments are terminated in whole on an earlier date, in which event the Commitment Fee for the period to the date of such termination in whole shall be paid on the date of such termination.
(b)Letter of Credit Fees. The Company shall pay to the Administrative Agent, for the account of each Lender in accordance with its Percentage, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit at a rate per annum equal to the Applicable Margin then in effect for SOFR Loans and Eurocurrency Loans applied to the U.S. Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Percentages allocable to such Letter of Credit pursuant to Section 2.14(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.04. Letter of Credit Fees shall be (i) due and payable quarterly in arrears on the first Business Day following the last day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Termination Date, on the Letter of Credit Expiration Date (or, if earlier, the latest expiry date of any Letter of Credit issued hereunder) and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.
(c)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate of 0.125% per annum computed on the U.S. Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable quarterly in arrears on the first Business Day following the last day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Termination Date, on the Letter of Credit Expiration Date (or, if earlier, the latest expiry date of any Letter of Credit issued hereunder) and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.04. In addition, the Company shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect with respect to Letters of Credit issued by such L/C Issuer hereunder. Such customary fees and standard costs and charges are due and payable within 10 Business Days after demand and are nonrefundable.
(d)Basis of Computation. All fees payable pursuant to this Section 2.13 shall be computed on the basis of a year of 360 days and the actual number of days elapsed.
Section 2.14. Defaulting Lenders~~.~~ .
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.10.

(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE 6 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.13), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender with respect to any participation in any Swing Line Loan or Letter of Credit; fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender was obligated to but has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders participating therein on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any Commitment Fee pursuant to Section 2.13 for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.13(b).
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections Section 2.02 and Section 2.11, the “Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default exists; (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Lender and (iii) after giving effect thereto, the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment.

(b)Defaulting Lender Cure. If the Company, the Administrative Agent and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their applicable Percentages (without giving effect to Section 2.14(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.15. Sustainability Adjustments~~.~~ .
(a)ESG Amendment. After the Closing Date, the Company, in consultation with the Co-Sustainability Agents, shall be entitled to establish specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance (“ESG”) targets of the Company and its Subsidiaries with such KPIs and ESG targets being reasonably aligned with the Sustainability Linked Loan Principles. The Co-Sustainability Agents and the Company may amend this Agreement (such amendment, the “ESG Amendment”), solely for the purpose of incorporating the KPIs and other related provisions (the “ESG Pricing Provisions”) into this Agreement, with the consent of the Administrative Agent, the Borrower and Lenders constituting the Required Lenders. In the event that Required Lenders do not consent to any such ESG Amendment, an alternative ESG Amendment may be proposed and effectuated, subject to the consents required pursuant to the immediately preceding sentence. Upon the effectiveness of any such ESG Amendment, based on the Company’s performance against the KPIs, certain adjustments (increase, decrease or no adjustment) to the otherwise applicable Commitment Fee, Applicable Margin for SOFR Loans, Eurocurrency Loans and Letter of Credit Fee, and Applicable Margin for Base Rate Loans and L/C Borrowings will be made; provided that the amount of such adjustments shall not exceed (i) in the case of the Commitment Fee, an increase and/or decrease of 0.01% and (ii) in the case of the Applicable Margin for SOFR Loans, Eurocurrency Loans and Letter of Credit Fee and Applicable Margin for Base Rate Loans and L/C Borrowings, an increase and/or decrease of 0.05%, and the adjustments to the Applicable Margin for Base Rate Loans and L/C Borrowings shall be the same amount, in basis points, as the adjustments to the Applicable Margin for SOFR Loans, Eurocurrency Loans and Letter of Credit Fee; provided that in no event shall the Applicable Margin for Base Rate Loans and L/C Borrowings be less than zero. The pricing adjustments pursuant to the KPIs will require, among other things, reporting and validation of the measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles and is to be agreed between the Company and the Co-Sustainability Agents (all acting reasonably). The ESG Amendment will not impose any requirement on any Co-Sustainability Agent to assess, monitor, report and/or validate the KPIs. Following the effectiveness of the ESG Amendment:
(i)any modification to the ESG Pricing Provisions which has the effect of increasing or reducing the Commitment Fee, Applicable Margin for SOFR Loans, Eurocurrency Loans and Letter of Credit Fee and Applicable Margin for Base Rate Loans and L/C Borrowings to a level not otherwise permitted by this Section 2.15(a) shall be subject to the consent of all Lenders; and
(ii)any other modification to the ESG Pricing Provisions (other than as provided for in Section 2.15(a)(i) above) shall be subject only to the consent of the Required Lenders.

(b)Co-Sustainability Agents. The Co-Sustainability Agents will assist the Company in (i) determining the ESG Pricing Provisions in connection with any ESG Amendment and (ii) preparing informational materials focused on ESG to be used in connection with the ESG Amendment. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to any Co-Sustainability Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(c)Conflicting Provisions. This Section shall supersede any provisions in Section 9.10 to the contrary.
ARTICLE 3
CONDITIONS PRECEDENT
Section 3.01. Effectiveness~~Effectiveness~~. The effectiveness of the Commitments of the Lenders to make any Credit Extensions hereunder shall be subject to the following conditions precedent:
(a)the Administrative Agent shall have received the following, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:
(i)executed counterparts of this Agreement;
(ii)a Note duly executed by each Borrower in favor of each Lender that shall have requested a Note at least two Business Days prior to the Closing Date;
(iii)copies of each Loan Party’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary, Assistant Secretary or other Responsible Officer;
(iv)copies of resolutions of each Loan Party’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with incumbency certificates and specimen signatures of the persons authorized to execute such documents on each Borrower’s behalf, all certified in each instance by its Secretary, Assistant Secretary or other Responsible Officer;
(v)copies of certificates of good standing, or the nearest equivalent in the relevant jurisdiction, for each Loan Party (dated no earlier than 45 days prior to the date hereof) from the office of the secretary of state or other appropriate governmental department or agency of the jurisdiction of its incorporation or organization and of each U.S. state in which it is qualified to do business as a foreign corporation or organization;
(vi)a certificate signed by a Responsible Officer of the Company certifying that the conditions specified in Sections Section 3.02(a) and (b) are satisfied on the Closing Date;
(vii)a list of the Authorized Representatives of each Borrower, certified by a Responsible Officer;
(viii)favorable written opinion(s) of counsel to each Loan Party in form and substance reasonably satisfactory to the Administrative Agent;
(b)the Administrative Agent shall have received evidence that the Borrowers shall have paid the fees contemplated by the Fee Letters and the expenses then required to be paid or reimbursed by the Company hereunder to the extent invoiced at least three Business Days prior to the Closing Date; and

(c)to the extent requested by it in writing to the Company not less than ten (10) Business Days prior to the Closing Date, each Lender shall have received at least two (2) days prior to the Closing Date (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), including the information described in Section 9.19, and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower.
Section 3.02. All Credit Extensions. The obligation of each Lender to make any Credit Extension shall be subject to the conditions precedent that, at the time of each such Credit Extension:
(a)each of the representations and warranties set forth herein and in the other Loan Documents (other than the representations and warranties set forth in Sections Section 4.05, Section 4.06 and Section 4.18 for all Credit Extensions made after the Closing Date) shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall to the extent so qualified be true and correct in all respects) as of said time, except to the extent the same expressly relate to an earlier date with respect to which such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall to the extent so qualified be true and correct in all respects) as of such earlier date;
(b)no Default shall have occurred and be continuing or would occur as a result of such Credit Extension; and
(c)(i) in the case of a Borrowing, the Administrative Agent (or the Swing Line Lender) shall have received the notice required by Section 2.04 (or Section 2.11) hereof, (ii) in the case of the issuance of any Letter of Credit, the L/C Issuer shall have received a duly completed Application together with any fees called for by Section 2.13 hereof, and (iii) in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the L/C Issuer together with fees called for by Section 2.13 hereof.
Each request for a Credit Extension shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Extension as to the facts specified in subsections (a) and (b) of this Section.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
The Company and the Co-Borrower (as to itself) represent and warrant to each Lender and the Administrative Agent that:
Section 4.01. Organization and Qualification. The Company and each of its Significant Subsidiaries (a) is duly organized, validly existing and in good standing (or, in each case, the foreign equivalent, if applicable) under the Laws of the jurisdiction of its organization, (b) has the power and authority to transact the business in which it is engaged and proposes to engage and (c) is duly qualified and in good standing (or, in each case, the foreign equivalent, if applicable) in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

Section 4.02. Authority and Enforceability. Each Borrower has all requisite power and authority to execute and deliver this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for and to perform all of its obligations hereunder and under the other Loan Documents to which it is a party. The Loan Documents executed and delivered by each Loan Party have been duly authorized, executed and delivered by such Person and constitute legal, valid and binding obligations of such Person enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar Laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at Law); and this Agreement and the other Loan Documents do not, nor does the performance or observance thereof by any Loan Party, (a) contravene or constitute a default under any provision of the organizational documents (e.g., charter, articles of incorporation or by laws, articles of association or operating agreement, partnership agreement or other similar document) of the Company or any Subsidiary, (b) contravene or constitute a default under any provision of Law or any judgment, injunction, order or decree binding upon the Company or any Subsidiary or any covenant, indenture or agreement of or affecting the Company or any Subsidiary or any of its property, in each case where such contravention or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (c) result in the creation or imposition of any Lien prohibited by this Agreement on any property of the Company or any Subsidiary.
Section 4.03. Approvals~~Approvals~~. No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority is or will be necessary for the valid execution, delivery or performance by any Loan Party of any Loan Document, except for such approvals (a) which have been obtained prior to the Closing Date and remain in full force and effect or (b) the absence of which would not reasonably be expected to have a Material Adverse Effect.
Section 4.04. Financial Reports~~.~~ .
(a)The audited consolidated financial statements of the Company and its Subsidiaries as of December 31, 2020 heretofore furnished to the Lenders fairly present, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as of such date and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis throughout the respective periods covered thereby except as noted therein.
(b)The consolidated financial statements of the Company and its Subsidiaries as of the end of the fiscal quarters ended March 30, 2021, June 30, 2021 and September 30, 2021, in each case, fairly present, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as of such dates and the consolidated results of their operations and cash flows for the periods then ended, subject to the absence of footnotes and normal year-end adjustments.
Section 4.05. No Material Adverse Change. Since December 31, 2020, there has been no event or circumstance which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 4.06. Litigation and Other Controversies~~Litigation and Other Controversies~~. Except as disclosed in the Company’s most recent Form 10-K or Form 10-Q filed with the SEC on or prior to the Closing Date, there is no litigation, arbitration or governmental proceeding pending or, to the knowledge of the Company threatened in writing against the Company or any of its Subsidiaries that (a) purports to adversely affect the legality, validity or enforceability of this Agreement or any other Loan Document (other than such litigation that the Administrative Agent and the Arrangers have reasonably determined to be frivolous) or (b) would reasonably be expected to have a Material Adverse Effect.

Section 4.07. True and Complete Disclosure. All information furnished by or on behalf of the Company in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement is true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not materially misleading in light of the circumstances under which such information was provided; provided that to the extent any such information was based upon or constitutes a forecast or projection, the Company represents only that it acted in good faith and utilized assumptions believed by it to be reasonable at the time made.
Section 4.08. Use of Proceeds; Margin Stock. (a) All proceeds of Loans shall be used by the Borrowers for working capital, capital expenditures and other lawful corporate purposes~~, including the repayment of Indebtedness~~. No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulations U issued by the Board of Governors of the Federal Reserve System) or extending credit for purposes of purchasing or carrying margin stock, and no part of the proceeds of any Loan or other extension of credit hereunder will be used by the Borrowers to purchase or carry any margin stock.
Section 4.09. Taxes~~Taxes~~. All material Tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have been filed, and all Taxes which are shown to be due and payable in such returns, have been paid except to the extent that the Company or such Subsidiary is contesting the same in good faith. Adequate provisions in accordance with GAAP for Taxes on the books of the Company and its Subsidiaries have been made for all open years, and for the current fiscal period.
Section 4.10. ERISA~~ERISA~~. Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of, and is in compliance in all material respects with, ERISA and the Code to the extent applicable to it and, other than a liability for premiums under Section 4007 of ERISA, does not owe any liability to the PBGC or a Plan under Title IV of ERISA, except any such matters as could not reasonably be expected, in the aggregate, to have a Material Adverse Effect. As of the date hereof, no member of the Controlled Group has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA except such liabilities as could not reasonably be expected, in the aggregate, to have a Material Adverse Effect.
Section 4.11. Significant Subsidiaries~~Significant Subsidiaries~~. Schedule 4.11 correctly sets forth, as of the Closing Date, each Significant Subsidiary of the Company, its jurisdiction of organization and the percentage ownership owned by the Company (directly and indirectly) in each class of capital stock or other equity interests of each Significant Subsidiary.
Section 4.12. Compliance with Laws. The Company and each of its Significant Subsidiaries is in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority, or any subdivision thereof, in respect of the conduct of their businesses and the ownership of their property, except (x) such noncompliances as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (y) in such instance in which the requirement to comply therewith is being contested in good faith.
Section 4.13. Environmental Matters~~Environmental Matters~~. Except as disclosed in the Company’s most recent Form 10-K or Form 10-Q filed with the SEC on or prior to the Closing Date or for any matters that could not reasonably be expected to have a Material Adverse Effect, (a) the Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and (b) there are no pending or, to the knowledge of the Company, threatened Environmental Claims or liabilities relating to Environmental Laws, including any such claims or liabilities under CERCLA relating to the disposal of Hazardous Materials, against the Company or any of its Subsidiaries or any real property, including leaseholds, owned or operated by the Company or any of its Subsidiaries.
Section 4.14. Investment Company~~Investment Company~~. No Loan Party is required to be registered as an investment company under the U.S. Investment Company Act of 1940, as amended.

Section 4.15. Intellectual Property~~Intellectual Property~~. The Company and each of its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, franchises and formulas, or rights with respect to the foregoing, or has obtained licenses of all other rights of whatever nature necessary for the present conduct of its businesses, in each case without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would reasonably be expected to have a Material Adverse Effect.
Section 4.16. Good Title~~Good Title~~. The Company and its Subsidiaries have good and marketable title, or valid leasehold interests, to their material assets necessary in the ordinary conduct of their business, except to the extent that the failure to have such title or interests would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, subject to no Liens other than Liens permitted by Section 5.09.
Section 4.17. OFAC~~OFAC~~. No Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Chief Executive Officer, Chief Compliance Officer or General Counsel of either Borrower, any director, officer or employee of either Borrower or any of its Subsidiaries, is an individual or entity that is a Sanctioned Person.
Section 4.18. Taxpayer Identification Number; Other Identifying Information. (a) The true and correct U.S. taxpayer identification number of the Co-Borrower is set forth on Schedule 9.07, and (b) the true and correct unique identification number of the Company that has been issued by its jurisdiction of organization and the name of such jurisdiction of organization are set forth on Schedule 9.07.
Section 4.19. Anti-Corruption Laws; Anti-Money Laundering Laws. The Company and its Subsidiaries have conducted their businesses in material compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws, and the Company has instituted and maintains policies and procedures designed to promote and achieve compliance with such Anti-Corruption Laws and Anti-Money Laundering Laws.
Section 4.20. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
Section 4.21. Covered Entity~~Covered Entity.~~. No Loan Party is a Covered Entity.
ARTICLE 5
COVENANTS
The Company covenants and agrees that, so long as any Commitment remains in effect and until all Obligations are paid in full (other than contingent indemnification obligations and other contingent obligations not then due and payable and as to which no claim has been made):
Section 5.01. Information Covenants~~Information Covenants~~. The Company will furnish to the Administrative Agent for transmission to each Lender:
(a)Quarterly Statements. Within 60 days (or such earlier date on which the Company is required to make any public filing of such information) after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, a consolidated balance sheet as of the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the then-current fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail, prepared by the Company in accordance with GAAP, and certified by the chief financial officer or other officer of the Company acceptable to the Administrative Agent that they fairly present in all material respects in accordance with GAAP the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year end audit adjustments and the absence of footnotes.

(b)Annual Statements. Within 90 days (or such earlier date on which the Company is required to make any public filing of such information) after the close of each fiscal year of the Company, a consolidated balance sheet as of the last day of the fiscal year then ended and the related consolidated statements of income and retained earnings and of cash flows for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an opinion without material qualification (including as to “going concern” or like qualification) of a firm of independent public accountants of recognized national standing to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards.
(c)Notwithstanding the foregoing, the obligations to deliver financial statements pursuant to Section 5.01(a) or (b) will be satisfied with respect to financial information of the Company by furnishing the Company’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information is in lieu of information required to be provided under Section 5.01(b), all such materials to be reported on without material qualification (including any “going concern” or like qualification) by an independent registered public accounting firm of nationally recognized standing. Documents required to be delivered pursuant to Section 5.01(a) or (b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company (or any direct or indirect parent of the Company) posts such documents on the Company’s website on the Internet; or (ii) on which such documents are posted on the Company’s behalf on DebtDomain or another website identified in the notice provided pursuant to the next succeeding paragraph of this Section 5.01, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.
(d)Officer’s Certificates. Within ten days of the delivery of the financial statements provided for in Section 5.01(a) and (b), a certificate of the chief financial officer or other officer of the Company acceptable to Administrative Agent (x) stating that no Default exists as of the date of such certificate or, if a Default exists, a detailed description of the Default and all actions the Company is taking with respect to such Default and (y) showing compliance with the covenant set forth in Section 5.15 hereof.
(e)Notice of Default or Litigation. Promptly, and in any event within five Business Days after any Responsible Officer obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Company is taking with respect thereto, and (ii) the commencement of any litigation, labor controversy, arbitration, governmental proceeding or investigation pending against the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.
(f)Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other material information, certificates, reports, statements and completed forms, if any, which the Company or any of its Subsidiaries (x) has filed with the SEC or any comparable agency outside of the United States or (y) has furnished to the shareholders or other security holders of the Company or any of its Subsidiaries that is a public issuer. Any items required to be delivered pursuant to this Section need not to be separately delivered to the Administrative Agent if such items are publicly available through the SEC.
(g)Other Information. From time to time, such other information or documents (financial or otherwise) relating to the Company and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request, including for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Section 5.02. Inspections~~Inspections~~. The Company will, and will cause each of its Significant Subsidiaries to, permit officers, representatives and agents of the Administrative Agent or any Lender to visit and inspect any property of the Company or such Subsidiary subject to any applicable restrictions or limitations on access to any facility or information that is classified or restricted by contract or by law, regulation or governmental guidelines and in accordance with any applicable safety procedures, and to examine the books of account of the Company or such Subsidiary and discuss the affairs, finances and accounts of the Company or such Subsidiary with its officers and (only during the continuance of an Event of Default) its independent accountants, all at such reasonable times upon reasonable advance notice as the Administrative Agent or any Lender may request; provided, however, that prior to the occurrence and continuance of an Event of Default, such visitations and inspections shall be no more frequent than once per fiscal year and shall be at the sole cost and expense of the Administrative Agent or such Lender.
Section 5.03. Maintenance of Property, Insurance, Etc. The Company will, and will cause each of its Significant Subsidiaries to, (i) keep its material property, plant and equipment necessary in the operation of its business in good repair, working order and condition, normal wear and tear excepted, and shall from time to time make all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto so that at all times such property, plant and equipment are reasonably preserved and maintained except if the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) to the extent available on commercially reasonable terms, maintain in full force and effect with financially sound and reputable insurance companies insurance which provides substantially the same (or greater) coverage of such types and in such amounts (after giving effect to any self-insurance (including captive subsidiary insurance)) reasonable and customary for similarly situated Persons of similar size engaged in the same or similar business as the Company and its Subsidiaries and against such risks for operating plant and equipment of the kinds customarily insured against by Persons of similar size engaged in the same or similar industry, and shall furnish to the Administrative Agent upon request reasonably detailed information as to the insurance so carried.
Section 5.04. Preservation of Existence, Etc. The Company will, and will cause each of its Significant Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, its franchises, authority to do business, licenses, patents, trademarks, copyrights and other proprietary rights; provided, however, that nothing in this Section 5.04 shall prevent, to the extent permitted by Section 5.11, the dissolution or liquidation of any Significant Subsidiary (other than the Co-Borrower), the merger or consolidation between or among the Significant Subsidiaries or any other transaction not expressly prohibited hereunder.
Section 5.05. Compliance with Laws. The Company will, and will cause each Significant Subsidiary to, comply in all material respects with the requirements of all Laws applicable to its property or business operations, except in such instance where (x) any failure to comply therewith, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (y) the requirement to comply therewith is being contested in good faith.
Section 5.06. ERISA~~ERISA~~. The Company will promptly notify the Administrative Agent of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan provided such occurrence would reasonably be expected to have a Material Adverse Effect, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor provided such termination or appointment would reasonably be expected to have a Material Adverse Effect, (c) its intention to terminate or withdraw from any Plan for which the reporting requirements are not waived provided such termination or withdrawal would reasonably be expected to have a Material Adverse Effect, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by the Company or any of its Subsidiaries of any material liability, fine or penalty, or any increase in the contingent liability of the Company or any of its Subsidiaries with respect to any post-retirement Welfare Plan benefit provided such liability, fine or penalty or increase in contingent liability would reasonably be expected to have a Material Adverse Effect.

Section 5.07. Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, pay and discharge, all Taxes imposed upon it or any of its property, before becoming delinquent and before any penalties accrue thereon, unless and to the extent that (i) the same are being contested in good faith and by proper proceedings and as to which appropriate reserves are provided therefor in accordance with GAAP or (ii) the failure to pay or discharge the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.08. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account, which reflect all material financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be (it being understood and agreed that certain foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).
Section 5.09. Secured Debt~~Secured Debt~~. The Company will not, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien securing Indebtedness for borrowed money or any guarantee thereof upon any of their property or assets, whether such property is owned at the date of this Agreement or hereafter acquired, except for:
(a)Liens existing on the Closing Date;
(b)Liens of or upon any property acquired, leased, constructed or improved by, or of or upon any shares of Capital Stock or Indebtedness acquired by, the Company or any Subsidiary after the date of this Agreement (i) to secure the payment of all or any part of the purchase price of such property, shares of Capital Stock or Indebtedness upon the acquisition thereof by the Company or any Subsidiary, or (ii) to secure any Indebtedness issued, assumed or guaranteed by the Company or any Subsidiary prior to, at the time of, or within one year after (1) in the case of property, the later of the acquisition, lease, completion of construction (including any improvements on existing property) or commencement of commercial operation of such property or (2) in the case of shares of Capital Stock or Indebtedness, the acquisition of such shares of Capital Stock or Indebtedness, which Indebtedness is issued, assumed or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of such property, shares of Capital Stock or Indebtedness and, in the case of property, the cost of construction thereof or improvements thereon;
(c)Liens of or upon any property, shares of Capital Stock or Indebtedness existing at the time of acquisition thereof by the Company or any Subsidiary;
(d)Liens of or upon any property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary or existing at the time of a sale or transfer of the properties of a Person as an entirety or substantially as an entirety to the Company or any Subsidiary;
(e)Liens of or upon (x) any property of, or shares of Capital Stock or Indebtedness of, a Person existing at the time such Person becomes a Subsidiary or (y) any shares of Capital Stock or Indebtedness of a Joint Venture;
(f)Liens to secure Indebtedness of any Subsidiary to the Company or to another Subsidiary;
(g)Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the property, shares of Capital Stock or Indebtedness subject to such Liens, or the cost of constructing or improving the property subject to such Liens (including, without limitation, Liens incurred in connection with pollution control, industrial revenue or similar financings);

(h)any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien existing at the date of this Agreement or any Lien referred to in the foregoing clauses (a) through (g), inclusive, but only to the extent that the principal amount of Indebtedness secured thereby does not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement is limited to all or a part of the property (plus improvements and construction on such property), shares of Capital Stock or Indebtedness which was subject to the Lien so extended, renewed or replaced;
(i)Liens on accounts receivables and related assets of the Company and its Subsidiaries pursuant to a Qualified Receivables Financing; and
(j)Liens not permitted by clauses (a) through (i), so long as, at the time of incurrence of such Liens, after giving effect thereto and to the release of any Liens which are concurrently being released, the aggregate principal amount of Indebtedness secured thereby plus the aggregate principal amount (without duplication) of all Non-Guarantor Subsidiary Debt (other than Non-Guarantor Subsidiary Debt described in clauses (a) through (h) of Section 5.10) does not exceed 15% of Consolidated Net Tangible Assets, as shown on the most recent balance sheet delivered pursuant to Section 5.01(a) or (b) (or, prior to the initial delivery after the Closing Date of financial statements pursuant to Section 5.01, as shown on the most recent balance sheet included the Company’s Form 10-K or 10-Q, as applicable, filed with the SEC).
Section 5.10. Restrictions on Subsidiary Debt. The Company will not permit any of its Non-Guarantor Subsidiaries to create, assume, incur, issue, or guarantee any Indebtedness for borrowed money (any such indebtedness of a Non-Guarantor Subsidiary, “Non-Guarantor Subsidiary Debt”), except for:
(a)Indebtedness of a Person existing at the time such Person is merged into or consolidated with any Subsidiary or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Subsidiary and is assumed by such Subsidiary; provided that any Indebtedness was not incurred in contemplation thereof and is not guaranteed by any other Subsidiary;
(b)Indebtedness of a Person existing at the time such Person becomes a Subsidiary; provided that any Indebtedness was not incurred in contemplation thereof;
(c)Indebtedness owed to the Company or any other Subsidiary;
(d)Indebtedness of such Subsidiary secured by Liens on assets of such Subsidiary permitted under any of clauses (b) and (g) of Section 5.09;
(e)Indebtedness outstanding on the date of this Agreement or any extension, renewal, replacement or refunding of any Indebtedness existing on the date of this Agreement or referred to in clauses (a), (b), (c) or (d) of this Section 5.10; but only to the extent that the principal amount of the Indebtedness does not exceed the principal amount of Indebtedness plus all accrued interest thereon and any premiums, fees or expenses payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding;
(f)Indebtedness in respect of a Qualified Receivables Financing;
(g)Indebtedness of LYB International Finance B.V., or any other financing subsidiary with a similar structure and composition as LYB International Finance B.V., formed for the purpose of issuing debt securities;
(h)Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed U.S. $200,000,000 at any one time outstanding; and

(i)other Non-Guarantor Subsidiary Debt, so long as, at the time of incurrence of such Indebtedness, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate principal amount of all such other Non-Guarantor Subsidiary Debt plus the aggregate principal amount (without duplication) of all Indebtedness secured by Liens (not including any such Indebtedness secured by Liens described in clauses (a) through (i) of Section 5.09) does not exceed 15% of Consolidated Net Tangible Assets as shown on the most recent balance sheet delivered pursuant to Section 5.01(a) or (b) (or, prior to the initial delivery after the Closing Date of financial statements pursuant to Section 5.01, as shown on the most recent balance sheet included the Company’s Form 10-K or 10-Q, as applicable, filed with the SEC).
Section 5.11. Consolidation, Merger, Sale of Assets, Etc.
(a)The Company will not consolidate or merge with or into any other corporation, or lease, sell or transfer all or substantially all of its property and assets, unless:
(i)the corporation formed by such consolidation or into which the Company is merged, or the party which acquires by lease, sale or transfer all or substantially all of the Company’s property and assets is a corporation organized and validly existing under the laws of the United States, any state in the United States and the District of Columbia, Canada, any province of Canada or any state which was a member of the European Union on December 31, 2003 (other than Greece);
(ii)the corporation formed by such consolidation or into which the Company is merged, or the party which acquires by lease, sale or transfer all or substantially all of the Company’s property and assets, agrees to pay the principal of, and any premium and interest on, the Loans and other Obligations and perform and observe all covenants and conditions of the Company under the Loan Documents; and
(iii)immediately after giving effect to such transaction and treating Indebtedness for borrowed money which becomes the Company’s obligation or an obligation of a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Default has occurred and is continuing.
(b)No Loan Party will, and the Company will not permit any such Loan Party to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Loan Party is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person; provided that the foregoing shall be permitted with respect to any Loan Party (other than the Company) so long as either (i) such Loan Party is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Loan Party) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized and validly existing under the laws of the United States, any state in the United States, the District of Columbia Canada, any province of Canada or any state which was a member of the European Union on December 31, 2003 (other than Greece) (such Loan Party or such Person, as the case may be, being herein called the “Successor Loan Party”) and the Successor Loan Party (if other than such Loan Party) expressly assumes all the obligations of such Loan Party pursuant to documents or instruments in form required by this Agreement, or (ii) such sale or disposition or consolidation, amalgamation or merger is a disposition of such Loan Party such that it will no longer be a Subsidiary and is not in violation of this Agreement. Notwithstanding the foregoing, any such Loan Party (other than the Company or the Co-Borrower) may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to any other Loan Party.

(c)Notwithstanding and without compliance with Section 5.11(a) or (b), the Company and the other Loan Parties shall be permitted to sell, assign, transfer, lease, convey or otherwise dispose of, in one or more related transactions, assets constituting the Capital Stock or all or part of the assets of any Subsidiary, division or line of business or group of such Subsidiaries, divisions or lines of business (“disposed group”) if such disposed group (i) generated less than 40% of Consolidated EBITDA in (A) the most recently completed four quarters of the Company and (B) each of the last three completed fiscal years of the Company, in each case for which financial statements have been delivered pursuant to this Agreement or have been deemed to be delivered pursuant to Section 5.01(c) by filing of the Company’s Form 10-K or 10-Q, as applicable, with the SEC and (ii) has total assets with a value that is less than 40% of the total value of the consolidated assets of the Company and its Subsidiaries, as determined in accordance with GAAP as of the last date of the latest period for which financial statements have been delivered pursuant to this Agreement or have been deemed to be delivered pursuant to Section 5.01(c) by filing of the Company’s Form 10-K or 10-Q, as applicable, with the SEC; provided that such disposition otherwise complies with this Agreement. Any such disposition described in this Section 5.11(c) shall also not be deemed a Change of Control pursuant to clause (a) of the definition thereof.
Section 5.12. Dividends and Certain Other Restricted Payments. After the occurrence and during the continuation of any Default, (a) the Company will not declare or pay any dividends on or make any other distributions in respect of any class or series of Capital Stock of the Company (other than a dividend payable solely in Capital Stock) and (b) the Company will not, nor will permit any of its Subsidiaries to, directly or indirectly purchase, redeem, or otherwise acquire or retire any of the Capital Stock of the Company or any warrants, options, or similar instruments to acquire the same (a “Restricted Payment”); provided, however, that the foregoing shall not operate to prevent the making of dividends or distributions within 60 days of their declaration by the Company, if at the declaration date, such payment was permitted by the foregoing.
Section 5.13. Burdensome Agreements~~Burdensome Agreements~~. The Company will not, nor will it permit any Significant Subsidiary to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Non-Guarantor Subsidiary to pay dividends or make distributions in respect of its Capital Stock to any Loan Party; provided that the foregoing shall not apply to Contractual Obligations which:
(i)(x) exist on the Closing Date and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation;
(ii)represent Indebtedness of a Loan Party containing limitations no more restrictive than those set forth in this Agreement;
(iii)are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary or a Non-Guarantor Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Subsidiary or a Non-Guarantor Subsidiary and as amended or modified; provided, however, that any such amendment or modification is no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions prior to such amendment or modification;
(iv)customary limitations or restrictions in any acquisition agreement with respect to a Person subject to any disposition by the Company or any Subsidiary, which limitations or restrictions are not applicable to any other Person (other than its Subsidiaries);
(v)represent Indebtedness of a Non-Guarantor Subsidiary which is permitted hereunder;
(vi)are customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures permitted hereunder and applicable solely to such Joint Venture entered into in the ordinary course of business;

(vii)are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;
(viii)comprise restrictions imposed by any agreement relating to secured Indebtedness permitted hereunder to the extent that such restrictions apply only to the property or assets securing such Indebtedness;
(ix)are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Subsidiary;
(x)are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(xi)are restrictions arising in connection with any Qualified Receivables Financing;
(xii)are restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(xiii)are restrictions that would not reasonably be expected to materially adversely affect the cash position of the Loan Parties taken as a whole; and
(xiv)are customary restrictions in construction loans, purchase money obligations, Capital Leases, security agreements or Liens securing Indebtedness of the Company or a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capital Leases or security agreements or Liens.
For purposes of determining compliance with this covenant, the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock.
Section 5.14. Transactions with Affiliates. The Company will not, and will not permit any of its Significant Subsidiaries to, enter into any material transaction or material arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate, but excluding (a) any transaction or arrangement with the Company or a Subsidiary and (b) any Restricted Payment permitted by Section 5.12), except upon fair and reasonable terms which taken as a whole are substantially no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate (or, if in the good faith judgment of the Company’s Board of Directors, no comparable transaction is available with which to compare any such transaction, such transaction is otherwise fair to the Company or such Subsidiary from a financial point of view); provided that the foregoing shall not restrict any of the following transactions or arrangements:
(a)any transaction or arrangement arising in the ordinary course of business;
(b)the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, managers, employees or consultants of the Company or any Subsidiary or any direct or indirect parent entity of the Company;
(c)payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Company in good faith;
(d)any transaction or arrangement with a Joint Venture or any direct or indirect equity holder in any Subsidiary or Joint Venture, in each case consistent with past practice or industry norm;
(e)any transaction effected as part of a Qualified Receivables Financing; and

(f)the issuance of Capital Stock of the Company to any Person and any contribution to the capital of the Company.
Section 5.15. Maximum Leverage Ratio. The Company will not, as of the last day of each fiscal quarter of the Company (commencing with the fiscal quarter ending December 31, 2021), permit the Leverage Ratio to be greater than the applicable level set forth below adjacent to such fiscal quarter (the level at each applicable test date, the “Maximum Leverage Ratio”):

Fiscal Quarter Ending:	Maximum Leverage Ratio
December 31, 2021	4.50 to 1.00
March 31, 2022	4.00 to 1.00
June 30, 2022 and thereafter	3.50 to 1.00
; provided that if a Qualifying Acquisition is consummated at any time after March 31, 2022, the Company may elect to increase the Maximum Leverage Ratio for each of the six fiscal quarters ending thereafter (commencing with the fiscal quarter during which such Qualifying Acquisition is consummated) to the levels set forth in the table below (each such period of six fiscal quarters during which the Maximum Leverage Ratio is so increased, a “Leverage Increase Period”); provided, further that (i) the Company shall provide notice in writing to the Administrative Agent of its election to implement such Leverage Increase Period and a description of such Qualifying Acquisition (regarding the name of the Person or assets being acquired, the purchase price and the pro forma Leverage Ratio immediately after giving effect thereto) and (ii) after the end of any Leverage Increase Period, the Company may elect to implement a new Leverage Increase Period in connection with a subsequent Qualifying Acquisition so long as one fiscal quarter has elapsed since the end of the most recent Leverage Increase Period:

Fiscal Quarters Ending After Date of Consummation of Qualifying Acquisition:	Maximum Leverage Ratio
First and second fiscal quarters ending thereafter	4.25 to 1.00
Third and fourth fiscal quarters ending thereafter	4.00 to 1.00
Fifth and sixth fiscal quarters ending thereafter	3.75 to 1.00
Section 5.16. Sanctions~~Sanctions~~. No Borrower will, nor will it permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any Sanctioned Person or in any Designated Jurisdiction, that at the time of such funding would result in a violation of Sanctions by any Party to this Agreement.
Section 5.17. Anti-Corruption Laws; Anti-Money Laundering Laws. The Company will maintain in effect and enforce policies and procedures reasonably designed to promote compliance by the Company and its Subsidiaries with applicable Anti-Corruption and Anti Money Laundering Laws, rules and regulations. The Company will not, nor will the Company permit any of its Subsidiaries to, use the proceeds of any Credit Extension (including any indirect use intended by the Company or such Subsidiary) for any purpose which would result in a violation by the Company or such Subsidiary of any Anti-Corruption Law or Anti-Money Laundering Law.
ARTICLE 6
EVENTS OF DEFAULTS AND REMEDIES
Section 6.01. Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a)default in the payment when due (whether at the stated maturity thereof or at any other time provided for in this Agreement) of (i) all or any part of the principal of or (ii) interest on any Loan or any other Obligation payable hereunder or under any other Loan Document which in the case of clause (ii) is not paid within five Business Days;
(b)default in the observance or performance of any covenant set forth in Sections Section 5.01(e), Section 5.04 (solely with respect to the Company) or Section 5.09 through Section 5.16 hereof;
(c)default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer or (ii) written notice thereof is given to the Company by the Administrative Agent;
(d)any representation or warranty made by any Loan Party herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any Loan or Letter of Credit made or issued hereunder, proves incorrect in any material respect as of the date of the issuance or making thereof;
(e)any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any Loan Party shall so assert in writing;
(f)(i) any default shall occur under any Indebtedness of the Company or any of its Subsidiaries aggregating in excess of U.S. $150,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and as a result of such default, the holders of such Indebtedness have accelerated the maturity of such Indebtedness, or (ii) any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise) after expiry of any applicable grace period;
(g)any judgment or court order for the payment of money shall be rendered against the Company or any of its Significant Subsidiaries, or against any of its property, in an aggregate amount in excess of U.S. $150,000,000 (except to the extent fully (excluding any deductibles or self-insured retention) covered by insurance pursuant to which the insurer has been notified of the judgment or court order and has not disputed the claim made for payment of the amount of the payment to be made under such judgment or court order), and which remains undischarged, unvacated, unbonded or unstayed for a period of 60 days;
(h)any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of U.S. $150,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of U.S. $150,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by the Company or any of its Subsidiaries, or any other member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any of its Subsidiaries, or any member of the Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;
(i)any Change of Control shall occur;

(j)the Company or any of its Significant Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of all or a substantial part of its property under any Debtor Relief Law, (ii) become unable, admit in writing its inability or fail to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated as bankrupt or insolvent under any Debtor Relief Law, (v) commence a voluntary case under any Debtor Relief Law or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any Debtor Relief Law or file an answer admitting the material allegations of a petition filed against it in any proceeding under any Debtor Relief Law, or action shall be taken by it for the purpose of effecting any of the foregoing, or (vi) if without the application, approval or consent of the Company or any of its Significant Subsidiaries, a proceeding shall be instituted in any court of competent jurisdiction, under any Debtor Relief Law, seeking in respect of the Company or any of its Significant Subsidiaries an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Company or any of its Significant Subsidiaries or of all or any substantial part of its assets, or other like relief in respect thereof under any Debtor Relief Law, and, if such proceeding is being contested by the Company or any of its Significant Subsidiaries in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed for any period of 60 consecutive days; or
(k)a custodian, receiver, interim receiver, receiver and manager, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Significant Subsidiaries, or any substantial part of any of its property, or a proceeding described in Section 6.01(j)(v) shall be instituted against the Company or any of its Significant Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.
Section 6.02. Non-Bankruptcy Defaults~~Non-Bankruptcy Defaults~~. When any Event of Default other than those described in subsection (j) or (k) of Section 6.01 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the Company: (a) if so directed by or with the consent of the Required Lenders, terminate the Commitments and any obligation of the L/C Issuers to make L/C Credit Extensions and all other obligations of the Lenders hereunder, which shall thereupon immediately terminate; (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Company immediately Cash Collateralize the aggregate amount of L/C Obligations then outstanding, and the Company agrees to immediately provide such Cash Collateral. The Administrative Agent, after giving notice to the Company pursuant to Section 6.01(c) or this Section 6.02, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.
Section 6.03. Bankruptcy Defaults~~Bankruptcy Defaults~~. When any Event of Default described in subsections (j) or (k) of Section 6.01 hereof has occurred and is continuing, then all outstanding Loans shall immediately and automatically become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind which are hereby waived by the Borrowers, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately and automatically terminate, the Commitments shall immediately and automatically terminate, the obligation to issue Letters of Credit shall immediately and automatically terminate, and the Company shall immediately Cash Collateralize the aggregate amount of L/C Obligations then outstanding.
Section 6.04. Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(c) hereof promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

ARTICLE 7
CHANGE IN CIRCUMSTANCES AND CONTINGENCIES
Section 7.01. Funding Loss Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any SOFR Loan or Eurocurrency Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender or by reason of breakage of interest rate swap agreements or the liquidation of other hedging contracts or agreements) as a result of:
(a)any payment, prepayment or conversion of a SOFR Loan or Eurocurrency Loan on a date other than the last day of its Interest Period,
(b)any failure (because of a failure to meet the conditions of Section 3.02 or otherwise) by a Borrower to borrow, prepay or continue a SOFR Loan or Eurocurrency Loan, or to convert a Base Rate Loan into a SOFR Loan or Eurocurrency Loan, on the date specified in a notice given pursuant to Section 2.04 or Section 2.07 hereof, or
(c)any failure by a Borrower to make any payment of principal on any SOFR Loan or Eurocurrency Loan when due (whether by acceleration or otherwise), then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be conclusive absent manifest error.
Unless otherwise agreed to by any Lender, for purposes of calculating amounts payable by the Borrower to such Lender under this Section 7.01, such Lender shall be deemed to have funded each Eurocurrency Loan made by it at rate equal to the ~~LIBOR Rate or the~~ EURIBOR Rate~~, as applicable,~~  for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Loan was in fact so funded.

Section 7.02. Illegality~~Illegality~~. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to any Benchmark, or to determine or charge interest rates based upon any Benchmark, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, U.S. Dollars or Euros in any applicable interbank market, then, such Lender shall promptly notify the Borrowers and the Administrative Agent thereof and (i) any obligation of such Lender to make or continue SOFR Loans or Eurocurrency Loans in the affected currency or currencies or, in the case of ~~Eurocurrency~~SOFR Loans ~~in U.S. Dollars~~, to convert Base Rate Loans to ~~Eurocurrency~~SOFR Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the ~~LIBOR Rate~~Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~LIBOR Rate~~Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, if such Loans are denominated in U.S. Dollars, convert all such ~~Eurocurrency~~SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~LIBOR Rate~~Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Loans or Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans or Eurocurrency Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon ~~the LIBOR Rate~~Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the ~~LIBOR Rate~~Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon ~~the LIBOR Rate~~Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount of Loans so prepaid or converted.
Section 7.03. Inability to Determine Rates. With respect to any SOFR Loan, Eurocurrency Loan or Swing Line Loan, subject to Section 7.03(d) below, if:
(a)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that if Adjusted Term SOFR, the EURIBOR Rate or the Overnight Swing Line Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Adjusted Term SOFR”, “EURIBOR Rate” or “Overnight Swing Line Rate”, as applicable, cannot be determined pursuant to the definition thereof (x) with respect to Swing Line Loans, at any time or (y) with respect to SOFR Loans or Eurocurrency Loans, on or prior to the first day of any Interest Period;
(b)~~(a) If in connection~~ with respect to any ~~request for a~~ Eurocurrency Loan or any request therefor or a conversion ~~to or~~thereto or a continuation thereof ~~(i)~~, the ~~Administrative Agent reasonably determines that (A) deposits (whether in U.S. Dollars or~~Required Lenders determine (which determination shall be conclusive and binding absent manifest error) that deposits in Euros~~)~~  are not being offered to banks in the applicable offshore interbank market ~~for such currency for the applicable~~, amount ~~and~~or Interest Period of such Eurocurrency Loan ~~or (B) adequate and reasonable means do not exist for determining the Benchmark for any requested Interest Period with respect to a proposed Eurocurrency Loan (in each case with respect to this clause (i), “Impacted Loans”), or (ii)~~, and the Required Lenders have provided notice of such determination to the Administrative Agent; or

(c)the Required Lenders ~~reasonably~~ determine that for any reason ~~the Benchmark for any requested Interest Period with respect to a proposed Eurocurrency Loan (whether in U.S. Dollars or Euros)~~in connection with any request for such Loan or a conversion thereto or a continuation thereof that if Adjusted Term SOFR or if the EURIBOR Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Adjusted Term SOFR or the EURIBOR Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of ~~funding such Eurocurrency Loan,~~ making or maintaining such Loan during the applicable Interest Period, and the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Company and each applicable Lender. ~~Thereafter, (x) the~~ Upon notice thereof by the Administrative Agent to the Company, any obligation of the Lenders to make ~~or maintain~~SOFR Loans, Eurocurrency Loans ~~in the affected currency or currencies~~or Swing Line Loans, as applicable, in each such currency, and any right of the Company to convert any Loan in each such currency (if applicable) to or continue any Loan as a SOFR Loan, a Eurocurrency Loan or a Swing Line Loan, as applicable, in each such currency, shall be suspended (to the extent of the affected Loans or, in the case of SOFR Loans or Eurocurrency Loans ~~or~~, the affected Interest Periods) ~~and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Rate component of the Base Rate, the utilization of the LIBOR Rate component in determining the Base Rate shall be suspended, in each case~~ until the Administrative Agent (~~upon~~with respect to clause (b) or (c), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Company (on behalf of the relevant Borrowers) may revoke any pending request for a ~~Borrowing~~borrowing of, conversion to or continuation of SOFR Loans, Eurocurrency Loans ~~in the~~or Swing Line Loans in each such affected currency ~~or currencies~~(to the extent of the affected Loans or, in the case of SOFR Loans or Eurocurrency Loans, the affected Interest Periods) or, failing that, (I) in the case of any request for an affected SOFR Borrowing, the Company will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein~~.~~ and (II) in the case of any request for an affected Eurocurrency Borrowing or Swing Line Borrowing, then such request shall be ineffective and (B)(I) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (II) any outstanding affected Eurocurrency Loans, at the Company’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the U.S. Dollar Equivalent) immediately or at the end of the applicable Interest Period or (2) be prepaid in full immediately or at the end of the applicable Interest Period; provided that if no election is made by the Company by the date that is the earlier of (x) three Business Days after receipt by the Company of such notice or (y) the last day of the current Interest Period, the Company shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 7.01. Subject to Section 7.03(d), if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
(d)~~(b) [Reserved]~~Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Company may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Company so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 7.03(d)(i) will occur prior to the applicable Benchmark Transition Start Date.

~~(c) On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month LIBOR tenor settings. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents:~~
~~(i) Replacing LIBOR. On the earlier of (i) the date that all Available Tenors of LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.~~
~~(ii) Replacing Other and Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any such Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of any then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator or the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness and will not be restored, (i) with respect to amounts denominated in U.S. Dollars, the Company may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Company’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (ii) with respect to amounts denominated in any currency other than U.S. Dollars, the obligation of the Lenders to make or maintain Loans referencing such Benchmark in the affected currency shall be suspended (to the extent of the affected amounts or Interest Periods (as applicable)) and any outstanding loans in such currency shall immediately or, in the case of a term rate at the end of the applicable Interest Period, be prepaid in full. During the period referenced in the foregoing sentence, if a component of the Base Rate is based upon the Benchmark, such component will not be used in any determination of the Base Rate.~~
(ii)~~(iii)~~ Benchmark Replacement Conforming Changes. In connection with the ~~implementation and~~use, administration ~~of any~~, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)~~(iv)~~ Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Company and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes~~. For the avoidance of doubt, any notice required to be delivered by the~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent ~~as set forth in this Section 7.03(c) may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of, any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes~~will notify the Company of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 7.03(d)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 7.03(~~c~~d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 7.03(~~c~~d).
(iv)~~(v)~~ Unavailability of Tenor of Benchmark. ~~At~~  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of ~~any~~a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR ~~or LIBOR)~~Reference Rate or EURIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent~~, in its reasonable discretion, may remove any tenor of such Benchmark that is~~ may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative ~~for Benchmark (including Benchmark Replacement) settings and (ii)~~tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may~~, in its reasonable discretion,~~ modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate ~~any~~ such previously removed tenor ~~for Benchmark (including Benchmark Replacement) settings~~.
~~(vi) Disclaimer. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration, submission or any other matter related to the London interbank offered rate or EURIBOR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to LIBOR, EURIBOR or any other Benchmark or have the same volume or liquidity as did LIBOR, EURIBOR or any other Benchmark, (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 7.03(c) including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by Section 7.03(c)(iv) or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 7.03(c).~~

(v)Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Company (on behalf of the relevant Borrowers) may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans, a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans, or a Swing Line Borrowing of Swing Line Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable currency and, failing that, (A) in the case of any request for any affected SOFR Borrowing, if applicable, the Company will be deemed to have converted any such request into a request for a Base Rate Borrowing or conversion to Base Rate Loans in the amount specified therein and (B) in the case of any request for any affected Eurocurrency Borrowing or Swing Line Borrowing, then such request shall be ineffective and (ii)(A) any outstanding affected SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected Eurocurrency Loans, at the Company’s election, shall either (I) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the U.S. Dollar Equivalent) immediately or at the end of the applicable Interest Period or (II) be prepaid in full immediately or at the end of the applicable Interest Period; provided that, with respect to any Eurocurrency Loan, if no election is made by the Company by the earlier of (x) the date that is three Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Loan, the Company shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 7.01. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
Section 7.04. Increased Costs; Reserves On Eurocurrency Loans. (a) Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 7.04(e), other than as set forth in clause (iii) below) or the L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or L/C Issuer ~~or the London interbank market~~ any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Loans, Eurocurrency Loans or Swing Line Loans, as applicable, made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any SOFR Loan, Eurocurrency Loan or Swing Line Loan, as applicable (or, in the case of any Change in Law with respect to Taxes, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or L/C Issuer, the Company will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy and liquidity) by an amount such Lender or L/C Issuer reasonably deems material, then from time to time upon demand of such Lender or L/C Issuer the Company will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. Each Lender will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation, provided that the Company shall not be required to compensate a Lender or L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof).
(e)Additional Reserve Requirements. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency Liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Loan and each Swing Line Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Loans or Swing Line Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 15 days prior to the relevant interest payment date, such additional interest or costs shall be due and payable 15 days from receipt of such notice.
(f)Notwithstanding any other provision of this Agreement, no Lender or L/C Issuer shall demand compensation pursuant to this Section 7.04 if it shall not at the time be the general policy or practice of such Lender or L/C Issuer to demand such compensation in similar circumstances.

Section 7.05. Mitigation Obligations~~Mitigation Obligations~~. If any Lender requests compensation under Section 7.04, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 9.01, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 7.04 or Section 9.01, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment, provided, that such Lender or such L/C Issuer is generally seeking compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender or such L/C Issuer has the right under such similar credit facilities to do so).
Section 7.06. Substitution of Lenders. Upon the receipt by the Company of (a) a claim from any Lender for compensation under Section 7.04 or Section 9.01 hereof, (b) notice by any Lender to the Company of any illegality pursuant to Section 7.02 hereof or (c) in the event any Lender is a Defaulting Lender (any such Lender referred to in clause (a), (b) or (c) above being hereinafter referred to as an “Affected Lender”), the Company may, in addition to any other rights the Company may have hereunder or under applicable Law, require, at its expense, any such Affected Lender to assign, at par plus accrued interest and fees, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to a bank or other institutional lender specified by the Company, provided that (i) such assignment shall not conflict with or violate any Law, (ii) if the assignment is to a Person other than a Lender, the Company shall have received the written consent of the Administrative Agent, the Swing Line Lender and the L/C Issuers, which consents shall not be unreasonably withheld or delayed, to such assignment, (iii) the Company shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 7.01 hereof as if the Loans owing to it were prepaid rather than assigned) other than principal owing to it hereunder, (iv) the assignment is entered into in accordance with the other requirements of Section 9.01 hereof, (v) the assignee shall have paid to the Affected Lender the principal amount of all outstanding Loans made by such Affected Lender and (vi) in the case of any such assignment resulting from a claim for compensation under Section 7.04 or payments required to be made pursuant to Section 9.01, such assignment will result in a reduction in such compensation or payments thereafter. At any time that Investment Grade Status exists as to the Company, the Company may elect to terminate this Agreement as to an Affected Lender (including any Commitments, Loans and L/C Obligations that have been participated); provided that (i) the Company notifies such Lender through the Administrative Agent of such election at least three Business Days before the effective date of such termination, (ii) the Borrower repays or prepays the principal amount of all outstanding Loans made by such Lender plus any accrued but unpaid interest thereon and the accrued but unpaid fees in respect of such Lender’s Commitment hereunder plus all other amounts payable by such Borrower to such Lender hereunder, not later than the effective date of such termination and (iii) if at the effective date of such termination, any L/C Obligations or Swing Line Loans are outstanding, the conditions specified in Section 2.04 would be satisfied (after giving effect to such termination) as if the related Letters of Credit issued or the related Swing Line Loans made on such date. Upon satisfaction of the foregoing conditions, the Commitment of such Lender shall terminate on the effective date specified in such notice, its participation in any outstanding L/C Obligations or Swing Line Loans shall terminate on such effective date and the participations of the other Lenders therein shall be redetermined as of such date as if such Letters of Credit had been issued or such Swing Line Loans had been made on such date.
ARTICLE 8
THE AGENTS

Section 8.01. Appointment and Authority. Each of the Lenders and the L/C Issuers hereby irrevocably appoints Citibank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and L/C Issuers, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 8.02. Rights as a Lender~~Rights as a Lender~~. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the terms “Lender” and “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 8.03. Exculpatory Provisions~~Exculpatory Provisions~~. The Administrative Agent and each Co-Sustainability Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and each Co-Sustainability Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, a Co-Sustainability Agent or any of their respective Affiliates in any capacity.
The Administrative Agent and each Co-Sustainability Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.10 and Section 6.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or an L/C Issuer.

The Administrative Agent and each Co-Sustainability Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Co-Sustainability Agents.
Section 8.04. Reliance by Agents. The Administrative Agent and each Co-Sustainability Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent and each Co-Sustainability Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal, or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent and each Co-Sustainability Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 8.05. Delegation of Duties. The Administrative Agent and each Co-Sustainability Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent or such Co-Sustainability Agent. The Administrative Agent, any Co-Sustainability Agent and any such sub-agent thereof may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, each Co-Sustainability Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and Co-Sustainability Agent. Neither the Administrative Agent nor any Co-Sustainability Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that the Administrative Agent or such Co-Sustainability Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.06. Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company (provided that during the existence of a Default, such consent shall not be required), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuers directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this ARTICLE 8 and Section 9.12 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Any resignation by Citibank as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and the Swing Line Lender. If Citibank resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.02(c)). If Citibank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.02(c).
Section 8.07. Non-Reliance on Administrative Agent, Co-Sustainability Agents and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, any Co-Sustainability Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Co-Sustainability Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 8.08. No Other Duties, Etc~~No Other Duties, Etc~~. Anything herein to the contrary notwithstanding, none of the Syndication Agents, Documentation Agents, bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

Section 8.09. Release of Guarantors. The Lenders and L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under its Guaranty (a) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or (b) upon request of the Company, so long as immediately after giving effect to such release contemplated by this clause (b) (and, at the option of the Company, any substantially simultaneous delivery to the Administrative Agent of one or more additional Guaranties), the Company shall be in compliance with Section 5.10, and the Administrative Agent hereby agrees to execute such documents and take such actions as may be necessary or reasonably requested by the Company to effect and evidence such release. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.09.
Section 8.10. Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other obligor, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more benefit plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other obligor, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

Section 8.11. Erroneous Payments.
(a)If the Administrative Agent notifies a Lender or L/C Issuer, or any Person who has received funds on behalf of a Lender or L/C Issuer such Lender or L/C Issuer (any such Lender, L/C Issuer or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or L/C Issuer shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender or L/C Issuer, or any Person who has received funds on behalf of a Lender or L/C Issuer such Lender or L/C Issuer, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or L/C Issuer, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender or L/C Issuer shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.11(b).
(c)Each Lender or L/C Issuer hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or L/C Issuer under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or L/C Issuer from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or L/C Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or L/C Issuer at any time, (i) such Lender or L/C Issuer shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an election platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or L/C Issuer shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning L/C Issuer shall cease to be a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning L/C Issuer and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or L/C Issuer shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or L/C Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or L/C Issuer and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, L/C Issuer under the Loan Documents with respect to each Erroneous Payment Return Deficiency.
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party except to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment; for the avoidance of doubt, this Section 8.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(g)Each party’s obligations, agreements and waivers under this Section 8.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE 9
MISCELLANEOUS
Section 9.01. Taxes.
(a)Payments Free of Taxes; Obligations to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding.
(ii)If any Loan Party or the Administrative Agent shall be required to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent shall withhold or make such deductions as are determined by such Loan Party or the Administrative Agent to be required, (B) such Loan Party or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 9.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law or, at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes.
(c)Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 15 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 9.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii)Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.09(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document, or otherwise payable by the Administrative Agent to the Lender or the L/C Issuer from any other source, against any amount due to the Administrative Agent under this clause (ii).
(d)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections Section 9.01(e)(ii)(A), Section 9.01(e)(ii)(B) and Section 9.01(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender; provided, however, that the Lender shall not be entitled to any increased amounts under Section 9.01(a)or to indemnification under Section 9.01(c)(i)Section 9.01(c)(i) if it fails to complete, execute and submit such documentation on the basis of material unreimbursed costs or expenses or material prejudice to the legal or commercial position of the Lender unless it is the general policy or practice of the Lender to do so in similar circumstances.
(ii)Without limiting the generality of the foregoing, with respect to the Co-Borrower,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)executed copies of IRS Form W-8ECI (or successor form);
(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN- E (or successor form); or
(IV)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or any successor form or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 9.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 9.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 9.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes imposed with regard to such refunds) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)The Administrative Agent shall provide the Borrowers the following correct, complete and duly executed documents, as applicable: an IRS Form W-9, IRS Form W-8BEN or W-8BEN-E (or any successor form) establishing an exemption from U.S. federal withholding Tax, or IRS Form W-8ECI (or any successor forms). The Administrative Agent shall also provide any other documentation reasonably requested by the Borrower from time to time as will permit any payments under the Loan Documents to be made without withholding or at a reduced rate of withholding (“Additional Documentation”), provided that the Administrative Agent shall not be required to provide such Additional Documentation if in the Administrative Agent’s reasonable judgment the completion, execution or submission of such Additional Documentation would subject the Administrative Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Administrative Agent; provided, however, that the Lender shall not be entitled to any increased amounts under Section 9.01(a)or to indemnification under Section 9.01(c)(i)Section 9.01(c)(i) if it fails to complete, execute and submit such documentation on the basis of material unreimbursed costs or expenses or material prejudice to the legal or commercial position of the Lender unless it is the general policy or practice of the Lender to do so in similar circumstances. The Administrative Agent agrees that if any form or certification it previously delivered pursuant to this Section 9.01(g) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(h)Survival. Each party’s obligations under this Section 9.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
Section 9.02. No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.
Section 9.03. Non-Business Days~~Non-Business Days~~. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.
Section 9.04. Survival of Representations. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
Section 9.05. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections Section 7.01, Section 7.04, Section 9.04 and Section 9.12 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.
Section 9.06. Sharing of Payments. Each Lender under each Facility agrees with each other Lender under such Facility that if such former Lender shall receive any payment on account of principal or interest, whether by set off or application of deposit balances or otherwise, on any of the Loans or the participations in L/C Obligations under such Facility in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders under such Facility, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of such other Lenders such amount of the Loans or L/C Obligations, or participations or subparticipation, as applicable, therein, held by each such other Lender (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all such other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section, (i) amounts recovered by the L/C Issuer in respect of L/C Borrowings in which Lenders have made L/C Advances shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder and (ii) amounts recovered by the Swing Line Lender in respect of Swing Line Loans shall be applied to such Swing Line Loans (and, in accordance with Section 2.11(d), any funded participations therein). The provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Loan Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or as provided in Section 2.08), (y) the application of Cash Collateral provided for in Section 2.02, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).

Section 9.07. Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Company, the Administrative Agent, any Co-Sustainability Agent, any L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.07; and
(ii)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to ARTICLE 2 if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)Internet. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)Change of Address, Etc. Each of the Company, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(e)Reliance by Administrative Agent, Co-Sustainability Agents, L/C Issuers and Lenders. The Administrative Agent, the Co-Sustainability Agents, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Company or any other Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each Co-Sustainability Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company or any other Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent or any Co-Sustainability Agent may be recorded by the Administrative Agent or such Co-Sustainability Agent, and each of the parties hereto hereby consents to such recording.
Section 9.08. Counterparts; Electronic Execution. (a) Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)Electronic Execution of Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents including any Assignment and Assumption shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 9.09. Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in subsection Section 9.09(b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than U.S. $5,000,000 or a larger multiple of U.S. $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection Section 9.09(b)(i)(B) of this Section and, in addition:
(A)the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 6.01(a), (j) or (k) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)the consent of each L/C Issuer and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed) shall be required for any assignment.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of U.S. $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made to (i) any Person that fails to represent that it is a Qualified Person, (ii) the Company or any of the Company’s Affiliates or Subsidiaries, (iii) a natural person or (iv) a Defaulting Lender.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of ~~Sections~~ Section 7.04 and Section 9.12 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request of the assignee Lender, the Borrowers (at their own expense) shall execute and deliver a Note to the assignee Lender. The assignee Lender shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrowers and the Administrative Agent any certification, forms or other documentation in accordance with Section 9.01. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (c) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”), and shall promptly record in the Register all assignments it receives in conformity with Section 9.09(a) hereof. The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, any of Borrower, Administrative Agent, L/C Issuer or the Swing Line Lender, sell participations to any Person (other than (i) a natural person, (ii) the Company or any of the Company’s Affiliates or Subsidiaries or (iii) a Person that fails to represent that it is a Qualified Person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment or waiver described in the first proviso to Section 9.10 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of ~~Sections~~ Section 7.01, Section 7.04 and Section 9.01 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 9.01(e) shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Sections 7.05 and Section 7.06 as if it were an assignee under paragraph (a) of this Section and (B) shall not be entitled to receive any greater payment under ~~Sections~~ Section 7.04 or Section 9.01, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 7.05 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.13 as though it were a Lender, provided that such Participant agrees to be subject to Section 9.06 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Notices of Borrowing, Notices of Continuation/Conversion, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

(g)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Citibank or any other Lender which is at the time an L/C Issuer assigns all of its Commitment and Revolving Loans pursuant to subsection (b) above, it may, (i) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) in the case of Citibank, upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation of the Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Citibank as Swing Line Lender. If any Lender resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts). If Citibank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.11(c). Upon the appointment of a successor Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender.
Section 9.10. Amendments~~Amendments~~. Subject to Section 2.15 and Section 7.03(~~c~~d), any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Company, (b) the Required Lenders (or the Administrative Agent with the signed written consent of the Required Lenders), and (c) if the rights or duties of the Administrative Agent, any Co-Sustainability Agent, any L/C Issuer or the Swing Line Lender are affected thereby, the Administrative Agent, such Co-Sustainability Agent, such L/C Issuer and the Swing Line Lender, as the case may be; provided that:
(i)no amendment or waiver pursuant to this Section 9.10 shall (A) increase or extend any Commitment of any Lender without the consent of such Lender, (B) other than as permitted by Section 2.09 or Section 2.15, reduce the amount of, or postpone the date for any scheduled payment of any principal of or interest on, any Loan or L/C Borrowing or of any fee payable hereunder without the consent of each Lender directly affected thereby, provided that each of the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, or (C) change the application of payments set forth in Section 2.08 hereof, or change or waive any provision of Section 9.06 to the extent it alters the pro rata nature of disbursements by or payments to the Lenders, required by Section 9.06 without the consent of each Lender adversely affected thereby; and
(ii)no amendment or waiver pursuant to this Section 9.10 shall, unless signed by each Lender, (A) change the definition of Required Lenders, (B) change the provisions of this Section 9.10 or (C) release either Borrower from its Obligations under this Agreement.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender (i) does not consent, by the date specified by the Borrowers, to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each Lender adversely affected thereby that has been approved by the Required Lenders, (ii) is a Terminating Lender or (iii) is a Defaulting Lender, the Company may replace such non-consenting Lender, Terminating Lender or Defaulting Lender in accordance with Section 2.09 or Section 7.06; provided that, with respect to a replacement pursuant to clause (i) above, such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Company to be made pursuant to this paragraph).
Section 9.11. Headings~~Headings~~. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.
Section 9.12. Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Company shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Co-Sustainability Agents and their respective Affiliates (but limited, in the case of legal fees and expenses, to the reasonable and properly documented fees, charges and disbursements of one counsel for the Administrative Agent, the Co-Sustainability Agents and the Arrangers taken as a whole), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Co-Sustainability Agents, any Lender (other than a Defaulting Lender) or any L/C Issuer in connection with the enforcement or protection of its rights (1) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (2) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Co-Sustainability Agent, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including, but limited in the case of legal fees and expenses, to the reasonable and properly documented fees, charges and disbursements of one counsel to the Indemnitees taken as a whole and, if necessary, one firm of local counsel in each appropriate jurisdiction, and, in the case of an actual or perceived conflict of interest, one additional counsel to each group of affected Indemnitees similarly situated taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property, including leaseholds, owned or operated by the Company or any of its Subsidiaries, or any Environmental Claim or liability under any Environmental Law, in each case to the extent related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its equity holders, Affiliates, creditors or any other third Person, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any of its Affiliates against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Affiliate has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 9.12(b) shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, liabilities and related expenses arising from any non-Tax claim, excluding Taxes for which the Indemnitee has been indemnified under Section 9.01.
(c)Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer or the Swing Line Lender, in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.04(e).

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each Borrower and the Administrative Agent (and any sub-agent thereof), each Co-Sustainability Agent, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called a “Protected Person”) shall not assert, and hereby waives, any claim on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit the Company’s indemnity and reimbursement obligations to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Protected Person is entitled to indemnification hereunder. No Protected Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Protected Person through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor; provided, however, that each Indemnitee shall promptly refund any amount received by it pursuant to this Section to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 9.12.
(f)Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.
Section 9.13. Setoff~~Setoff~~. In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender or any Affiliate of such Lender is hereby authorized by the Company and each other Loan Party at any time or from time to time, without notice to the Company or such other Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or an Affiliate of such Lender to or for the credit or the account of the Company or such other Loan Party, whether or not matured, against and on account of the Obligations of the Company or such other Loan Party to such Lender under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans and other amounts due hereunder shall have become due and payable pursuant to Article 6 and although said obligations and liabilities, or any of them, may be contingent or unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of set off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees to promptly notify the Borrowers and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.14. Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 9.15. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors, third party service providers and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, provided that the Company is given written notice prior to any such disclosure to the extent not legally prohibited so that the Company may seek a protective order or other appropriate remedy, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or credit insurance transaction relating to the Company and its obligations, (g) with the prior written consent of the Company, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company or a Subsidiary or (i) to any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder, the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder. In addition, the Administrative Agent, the Co-Sustainability Agents, the Lenders and the L/C Issuers may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, any Co-Sustainability Agent or any Lender or L/C Issuer in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

Section 9.16. Entire Agreement~~Entire Agreement~~. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.
Section 9.17. Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of Law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of Law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable. Without limiting the foregoing provisions of this Section 9.17, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 9.18. Construction~~Construction~~. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents.
Section 9.19. USA Patriot Act; Beneficial Ownership Regulation. Each Lender that is subject to the Patriot Act and the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act and the Beneficial Ownership Regulation. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, and the Borrowers confirm that they are acting on their own account and not on behalf of a third party.
Section 9.20. Judgment Currency~~Judgment Currency~~. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in U.S. Dollars or Euros (the “Required Currency”) into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Required Currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the Required Currency be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency the Administrative Agent may in accordance with normal banking procedures purchase the Required Currency with the Judgment Currency. If the amount of the Required Currency so purchased is less than the sum originally due to the Administrative Agent from a Borrower in the Required Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Required Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent or such other Person agrees to return the amount of any excess (net of any other unpaid amounts owed by the Loan Parties under the Loan Documents) to the Company (or to any other Person who may be entitled thereto under applicable Law).
Section 9.21. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN Section 9.07(a). NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 9.22. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.23. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Company and its Subsidiaries, on the one hand, and the Administrative Agent, the Arrangers and the Lenders on the other hand, (ii) such Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) such Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) each of the Administrative Agent, the Arrangers and the Lenders has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Subsidiaries, or any other Person and (ii) neither the Administrative Agent, the Arrangers nor the Lenders have any obligation to the Company or any of its Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Subsidiaries, and none of the Administrative Agent, the Arrangers nor the Lenders have any obligation to disclose any of such interests to the Company or its Subsidiaries. To the fullest extent permitted by Law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 9.24. Qualified Person~~Qualified Person.~~. Each Lender listed on the signature pages hereof, by the execution and delivery of this Agreement, represents and warrants to the Borrowers that it is a Qualified Person.
Section 9.25. Agent for Services Of Process. The Company agrees that promptly following request by the Administrative Agent it will appoint and maintain an agent reasonably satisfactory to the Administrative Agent to receive service of process in New York City.
Section 9.26. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.27. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 9.27, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 9.28. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section 9.28 shall be cumulated and the interest and charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate for each day to the date of repayment, shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan exceed the maximum amount collectible at the Maximum Rate.
Section 9.29. German Sanctions Limitations. In relation to each Party that notifies the Administrative Agent to this effect or that is a German resident (Inländer) within the meaning of Section 2 Paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz - AWG) or that falls under Article 11 of Council Regulation (EC) No. 2271/1996 (EU Blocking Statute) (each a "Restricted Party"), Sections 4.17 and 5.16 (the “Sanctions Provisions”) shall only apply to or be for the benefit of any Restricted Party if and to the extent that the Sanctions Provisions, their application or exercise of rights thereunder do not result in any violation of, conflict with or liability under Section 7 of the German Foreign Trade Regulations (Außenwirtschaftsverordnung – AWV), Article 5 of Council Regulation (EC) No. 2271/1996 (EU Blocking Statute) or any similar anti-boycott law, statute or regulation applicable to the respective Restricted Party.
Section 9.30. Attorney’s Authority and Dutch Law. If any Borrower incorporated under the laws of the Netherlands, is represented by an attorney in connection with the signing and/or execution of this Agreement or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney's authority and the effects of the attorney's exercise or purported exercise of their authority shall be governed by the laws of the Netherlands.
ARTICLE 10
COMPANY GUARANTY
Section 10.01. The Guaranty~~The Guaranty~~. The Company hereby unconditionally and absolutely guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to the Co-Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by the Co-Borrower under this Agreement. Upon failure by the Co-Borrower to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement. The Company agrees that this guaranty is a continuing guaranty of payment and performance and not of collection.
Section 10.02. Guaranty Unconditional~~Guaranty Unconditional~~. The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(a)any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Co-Borrower under any Loan Document, by operation of law or otherwise;
(b)any modification or amendment of or supplement to this Agreement or any Note;

(c)any change in the corporate existence, structure or ownership of the Co-Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Co-Borrower or its assets or any resulting release or discharge of any obligation of the Co-Borrower contained in any Loan Document;
(d)the existence of any claim, set off or other rights which the Company may have at any time against the Co-Borrower, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(e)any invalidity or unenforceability relating to or against the Co-Borrower for any reason of any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Co-Borrower of the principal of or interest on any Loan or any other amount payable by it under this Agreement; or
(f)any other act or omission to act or delay of any kind by the Co-Borrower, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Company’s obligations hereunder.
Section 10.03. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Company’s obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans, the L/C Obligations and all other amounts payable by the Company and the Co-Borrower under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any other amount payable by the Co-Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Co-Borrower or otherwise, the Company’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.
Section 10.04. Waiver by the Company~~Waiver by the Company~~. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Co-Borrower or any other Person.
Section 10.05. Subrogation~~Subrogation~~. Upon making any payment with respect to the Co-Borrower hereunder, the Company shall be subrogated to the rights of the payee against the Co-Borrower with respect to such payment; provided that the Company shall not enforce any payment by way of subrogation unless all amounts of principal of and interest on the Loans to the Co-Borrower and all other amounts payable by the Co-Borrower under this Agreement have been paid in full.
Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Co-Borrower under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of the Co-Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.
[Signature Pages Follow]

Exhibit B

EXHIBIT B
FORM OF NOTICE OF BORROWING
Date: ________ , ____
To: Citibank, N.A., as Administrative Agent for the Lenders party to the Second Amended and Restated Credit Agreement, dated as of November 23, 2021 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among LYONDELLBASELL INDUSTRIES N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands (the “Company”), LYB AMERICAS FINANCE COMPANY LLC, a Delaware limited liability company (the “Co-Borrower”), the various institutions from time to time party thereto as Lenders and L/C Issuers and CITIBANK, N.A., as Administrative Agent.
Ladies and Gentlemen:
The undersigned refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you irrevocable notice, pursuant to Section 2.04 of the Credit Agreement, of the Borrowing specified below:
1. The Borrower is [the Company] [the Co-Borrower].
2. The Business Day of the proposed Borrowing is _______, 20___.
3. The aggregate amount and currency of the proposed Borrowing is ____________.
4. The Borrowing is to be comprised of ____________.
[Specify the type of Loans to comprise such Borrowing.]
5. If applicable: The duration of the Interest Period for the [Eurocurrency Loans] [SOFR Loans] included in the Borrowing shall be ___ month(s).

B-1

Each of the conditions specified in Section 3.02(a) and (b) of the Credit Agreement shall be satisfied on and as of the date of the Borrowing requested hereby

[NAME OF BORROWER]

By:
Name:
Title:

B-2

Exhibit C
EXHIBIT C
FORM OF NOTICE OF CONTINUATION/CONVERSION
Date: ________ , ____
To: Citibank, N.A., as Administrative Agent for the Lenders party to the Second Amended and Restated Credit Agreement, dated as of November 23, 2021 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among LYONDELLBASELL INDUSTRIES N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands (the “Company”), LYB AMERICAS FINANCE COMPANY LLC, a Delaware limited liability company (the “Co-Borrower”), the various institutions from time to time party thereto as Lenders and L/C Issuers and CITIBANK, N.A., as Administrative Agent.
Ladies and Gentlemen:
The undersigned refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you irrevocable notice, pursuant to Section 2.04 of the Credit Agreement, of the conversion/continuation of the Revolving Loans specified herein, that:
1. The Borrower is [the Company] [the Co-Borrower].
2. The Business Day of the proposed [conversion] [continuation] is _______, 20___.
3. The aggregate amount and currency of the Revolving Loans to be converted/continued is ____________.
4. The Revolving Loans are to be converted into/continued as ____________.
[Specify the type of Loans to comprise such Borrowing.]
5. If applicable: The duration of the Interest Period for the [Eurocurrency Loans] [SOFR Loans] included in the Borrowing shall be ___ month(s).
IN WITNESS WHEREOF, the undersigned has caused this Notice of Continuation/Conversion to be executed and delivered as of the date first above written

[NAME OF BORROWER]

By:
Name:
Title:

C-1